                                                                   EXHIBIT 99.4


                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                                      )
                                            )
WEBLINK WIRELESS, INC.,                     )  CASE NO. 01-34275-SAF-11
PAGEMART PCS, INC.,                         )  CASE NO. 01-34277-SAF-11
PAGEMART II, INC.                           )  CASE NO. 01-34279-SAF-11
                                            )
                           DEBTORS.         )  JOINTLY ADMINISTERED UNDER
                                            )  CASE NO. 01-34275-SAF-11

--------------------------------------------------------------------------------
                 DISCLOSURE STATEMENT FOR PLAN OF REORGANIZATION
       OF WEBLINK WIRELESS, INC., PAGEMART PCS, INC. AND PAGEMART II, INC.
         DATED JANUARY 31, 2002 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
--------------------------------------------------------------------------------

                                 IMPORTANT DATES

         o        Date by which Ballots must be received: ___________ __, 2002

         o Date by which objections to Confirmation of the Plan must be filed and served: ___________ __, 2002

         o        Hearing on Confirmation of the Plan: ___________ __, 2002

                                   ----------

         11 U.S.C. Section 1125(b) PROHIBITS SOLICITATION OF AN ACCEPTANCE OR REJECTION OF A PLAN OF REORGANIZATION UNLESS A COPY OF THE PLAN OF REORGANIZATION OR A SUMMARY THEREOF IS ACCOMPANIED OR PRECEDED BY A COPY OF A DISCLOSURE STATEMENT APPROVED BY THE BANKRUPTCY COURT. THIS PROPOSED DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT, AND, THEREFORE, THE FILING AND DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, AN AUTHORIZED SOLICITATION PURSUANT TO 11 U.S.C. Section 1125 AND RULE 3017 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE. NO SUCH SOLICITATION WILL BE MADE EXCEPT AS AUTHORIZED PURSUANT TO SUCH LAW AND RULES.

      DAVIS POLK & WARDWELL                            WINSTEAD SECHREST & MINICK P.C.
      Stephen H. Case                                  Michael A. McConnell, TBN 13447300
      David D. Tawil                                   1201 Elm Street, Suite 5400
      450 Lexington Avenue                             Dallas, Texas 75270
      New York, New York 10017                         (214) 745-5400
      (212) 450-4000
                                                       J. Michael Sutherland, TBN 19524200
      Special Counsel to Debtors and Debtors in        777 Main Street, Suite 1100
      Possession                                       Fort Worth, Texas 76102
                                                       (817) 420-8200

                                                       Counsel to Debtors and Debtors in
                                                       Possession

                                Table of Contents

                                                                                               Page
                                                                                               ----
I.       EXECUTIVE SUMMARY AND BACKGROUND OF PLAN AND DISCLOSURE STATEMENT......................5
         A.  PURPOSES OF THE DISCLOSURE STATEMENT...............................................5
         B.  RECORD DATE; VOTING; REQUIRED APPROVALS............................................5
         C.  BACKGROUND OF THE DEBTORS AND EVENTS LEADING TO THE PLAN...........................6
             1.  Corporate Structure............................................................6
             2.  The Company's Business.........................................................6
             3.  Assets and Liabilities of the Debtors..........................................7
             4.  Litigation.....................................................................7
             5.  Summary of Certain Pre-Existing Lending Facilities.............................8
             6.  Prepetition Restructuring Activities...........................................9
             7.  Sun Sale Transaction...........................................................9
             8.  Approval of Sale Transaction..................................................12
         D.  COMPONENTS OF THE PLAN; TREATMENT OF CLASSES OF CLAIMS AND INTERESTS..............12
             1.  Purpose.......................................................................12
             2.  DIP Financing.................................................................12
             3.  Treatment of Prepetition Bank Credit Facility and Vendor Financing
                 Arrangement...................................................................12
             4.  Treatment of the WebLink Notes, General Unsecured Claims and
                 Convenience Unsecured Claims..................................................12
             5.  Treatment of Equity and Subordinated Claims...................................13
             6.  Classification of Claims......................................................13
             7.  Treatment of Classes..........................................................15
             8.  Liquidation Analysis..........................................................16
         E.  RISK FACTORS......................................................................16
         F.  POSTPETITION COMMITTEES...........................................................16

II.      THE PLAN OF REORGANIZATION............................................................17
         A.  INTRODUCTION......................................................................17
         B.  CLASSIFICATION OF CLAIMS AND INTERESTS............................................17
             1.  Summary.......................................................................17
             2.  Classification and Treatment..................................................18
         C.  PROVISIONS GOVERNING PLAN IMPLEMENTATION..........................................21
             1.  Sale Transaction..............................................................21
             2.  Issuance of New Securities; Execution of Related Documents....................21
             3.  Funding of the Plan...........................................................21
             4.  Reorganized WebLink Wireless Contract Assumption..............................21
             5.  Cancellation of Notes, Instruments, Debentures, Common Stock, Options
                 and Warrants..................................................................21
             6.  Payment of DIP Financing......................................................22
             7.  Corporate Actions.............................................................22
         D.  PROVISIONS GOVERNING POST-CONFIRMATION ESTATE.....................................22
             1.  Purpose of Post-Confirmation Estate...........................................22
             2.  Establishment of Post-Confirmation Estate.....................................22
             3.  Funding of Post-Confirmation Estate...........................................22
             4.  Governance and Administration.................................................23
             5.  Transfer of Assets............................................................23
             6.  Valuation of Assets...........................................................23

             7.  Responsibilities and Scope of Authority of Post-Confirmation Estate
                 and Plan Administrator........................................................23
             8.  Powers of Plan Administrator..................................................23
             9.  Distributions.................................................................24
             10. Disputed Claims Reserve.......................................................24
             11. Termination...................................................................24
             12. Exculpation; Indemnification..................................................24
         E.  PROVISIONS GOVERNING THE REORGANIZED ENTITIES.....................................25
             1.  Vesting of Assets in Reorganized WebLink Wireless.............................25
             2.  Corporate Governance, Directors and Officers, and Corporate Action of
                 the Reorganized Entities......................................................25

III.     FINANCIAL ANALYSIS....................................................................26
         A.  LIQUIDATION ANALYSIS..............................................................26
             1.  Estimate of Net Proceeds......................................................27
             2.  Estimate of Costs.............................................................27
             3.  Distribution of Net Proceeds under Absolute Priority..........................27
             4.  Footnotes to Liquidation Analysis.............................................30
         B.  PROJECTIONS.......................................................................31
             1.  Responsibility for and Purpose of the Projections.............................31
             2.  Summary of Significant Assumptions............................................32
             3.  Special Note Regarding Forward-Looking Statements.............................32
             4.  Financial Projections.........................................................33

IV.      PROCEDURES FOR TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS..............34
         A.  RESOLUTION OF DISPUTED CLAIMS.....................................................34
             1.  Prosecution of Objections to Claims...........................................34
             2.  Estimation of Claims..........................................................34
             3.  Payments and Distributions on Disputed Claims.................................34
         B.  ALLOWANCE OF CLAIMS AND INTERESTS.................................................34
         C.  CONTROVERSY CONCERNING IMPAIRMENT.................................................35

V.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................35
         A.  ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................35
         B.  CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES..............35
         C.  CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES ASSUMED.............35
         D.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES..............................35
         E.  COMPENSATION AND BENEFIT PROGRAMS.................................................36

VI.      PROVISIONS GOVERNING DISTRIBUTIONS....................................................36
         A.  DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE.........................36
         B.  DISTRIBUTIONS BY THE PLAN ADMINISTRATOR AND THE INDENTURE TRUSTEE;
             DISTRIBUTIONS WITH RESPECT TO DEBT SECURITIES.....................................36
         C.  DELIVERY AND DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS...........36
             1.  Delivery of Distributions in General..........................................36
             2.  Undeliverable Distributions...................................................37
         D.  DISTRIBUTION RECORD DATE..........................................................37
         E.  TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED...............................37
         F.  SETOFFS...........................................................................37

         G.  SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES...................................38
         H.  LOST, STOLEN, MUTILATED OR DESTROYED DEBT SECURITIES..............................38

VII.     CONDITIONS PRECEDENT..................................................................38
         A.  CONDITIONS PRECEDENT TO CONFIRMATION..............................................38
         B.  CONDITIONS PRECEDENT TO CONSUMMATION..............................................38
         C.  WAIVER OF CONDITIONS..............................................................39
         D.  EFFECT OF NON-OCCURRENCE OF CONDITIONS TO CONSUMMATION............................39

VIII.    RELEASE, INJUNCTIVE AND RELATED PROVISIONS............................................39
         A.  SUBORDINATION.....................................................................39
         B.  LIMITED RELEASES BY THE DEBTORS...................................................39
         C.  PRESERVATION OF RIGHTS OF ACTION..................................................40
         D.  EXCULPATION.......................................................................40
         E.  INJUNCTION........................................................................40

IX.      RETENTION OF JURISDICTION.............................................................40

X.       PROCESS OF VOTING AND CONFIRMATION....................................................41
         A.  VOTING INSTRUCTIONS...............................................................41
         B.  CONFIRMATION HEARING..............................................................42
         C.  STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN...............................43
             1.  Best Interests of Creditors Test/Liquidation Analysis.........................43
             2.  Financial Feasibility.........................................................44
             3.  Acceptance by Impaired Class..................................................44
             4.  Confirmation Without Acceptance by All Impaired Classes.......................44

XI.      ADDITIONAL CONSIDERATIONS.............................................................45
         A.  FINANCIAL INFORMATION; DISCLAIMER.................................................45
         B.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........................................45
         C.  LIQUIDITY CONSIDERATIONS..........................................................47
             1.  Restriction on Transfer.......................................................47
             2.  Potential Non-Liquidity of Plan Securities....................................47
         D.  SECURITIES LAWS MATTERS...........................................................47
             1.  Initial Issuance of Reorganized WebLink Wireless Common Stock.................48
             2.  Resale of Claimants Securities................................................48
         E.  CERTAIN BANKRUPTCY CONSIDERATIONS.................................................49
             1.  Objection to Classifications..................................................49
             2.  Risk of Non-Confirmation of the Plan..........................................49
             3.  Nonconsensual Confirmation....................................................49
             4.  Delays of Confirmation and/or Effective Date..................................49

XII.     FIRST DAY AND OTHER MOTIONS...........................................................49
         A.  SCHEDULING OF HEARING AND NOTICE PROCEDURES REGARDING APPROVAL
             OF DISCLOSURE STATEMENT FOR JOINT PLAN OF REORGANIZATION..........................49
         B.  RETENTION OF WINSTEAD SECHREST & MINICK P.C. AS COUNSEL TO DEBTORS
             AND DEBTORS IN POSSESSION AND DAVIS POLK & WARDWELL AS SPECIAL COUNSEL
             TO DEBTORS AND DEBTORS IN POSSESSION..............................................50
         C.  GREENHILL & CO., LLC AS FINANCIAL ADVISORS TO DEBTORS AND DEBTORS
             IN POSSESSION.....................................................................50
         D.  RETENTION OF BANKRUPTCY SERVICES, LLC ("BSL") AS CLAIMS AND NOTICING AGENT........50

         E.  EMPLOYEE CLAIMS AND EXISTING BENEFIT PROGRAMS.....................................50
         F.  CASH MANAGEMENT SYSTEM............................................................50
         G.  DIP FINANCING.....................................................................50
         H.  EXCLUSIVITY.......................................................................50
         I.  SALE AND PROCEDURES...............................................................51

XIII.    MISCELLANEOUS PROVISIONS..............................................................51
         A.  DISSOLUTION OF COMMITTEE(S).......................................................51
         B.  PAYMENT OF STATUTORY FEES.........................................................51
         C.  DISCHARGE OF DEBTORS..............................................................51
         D.  MODIFICATION OF PLAN..............................................................51
         E.  REVOCATION OF PLAN................................................................51
         F.  SUCCESSORS AND ASSIGNS............................................................52
         G.  RESERVATION OF RIGHTS.............................................................52
         H.  SECTION 1146 EXEMPTION............................................................52
         I.  COMPLIANCE WITH TAX REQUIREMENTS..................................................52
         J.  FURTHER ASSURANCES................................................................52
         K.  SERVICE OF DOCUMENTS..............................................................52
         L.  FILING OF ADDITIONAL DOCUMENTS....................................................53

XIV.     RECOMMENDATION........................................................................54

                                       I.
        EXECUTIVE SUMMARY AND BACKGROUND OF PLAN AND DISCLOSURE STATEMENT

         On May 23, 2001 the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Chapter 11 Cases have been procedurally consolidated and are being jointly administered with the Debtors managing their businesses, as debtors in possession, subject to the control and supervision of the Bankruptcy Court.

         The Debtors submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code in connection with the solicitation of acceptances of the Plan, a copy of which is annexed hereto as EXHIBIT A. Capitalized terms used have the meaning ascribed to them in the Plan unless context requires otherwise.

         THE FOLLOWING CLASSES ARE UNIMPAIRED UNDER THE PLAN, AND HOLDERS OF CLAIMS IN SUCH CLASSES ARE CONCLUSIVELY PRESUMED TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE:

         CLASS 1 OTHER PRIORITY CLAIMS

         THE FOLLOWING CLASSES WILL RECEIVE NO DISTRIBUTION NOR RETAIN ANY PROPERTY UNDER THE PLAN AND ARE CONCLUSIVELY PRESUMED TO HAVE REJECTED THE PLAN PURSUANT TO SECTION 1126(g) OF THE BANKRUPTCY CODE:

         CLASS 8 SUBORDINATED CLAIMS

         CLASS 9 INTERESTS

A. PURPOSES OF THE DISCLOSURE STATEMENT

         The Solicitation Materials, including this Disclosure Statement and a Ballot to be used for voting on the Plan, are being distributed to Impaired Classes of Claims and Interests. Classes of Claims impaired under the Plan and entitled to vote are Classes 2, 3, 4, 5, 6 and 7. In addition, Classes of Claims and Interests impaired under the Plan and, as described below, not entitled to vote on the Plan, are Classes 8 and 9. The purpose of such solicitation, among other things, is to obtain the requisite number of acceptances of the Plan under the Bankruptcy Code from the Impaired Classes entitled to vote ("Statutory Requirements for Confirmation of Plan" are described in Article XI.C herein). Assuming the requisite acceptances are obtained, the Debtors intend to seek confirmation of the Plan at the Confirmation Hearing (as defined in Article XI.B herein) commencing on ____________ __, 2002.

B. RECORD DATE; VOTING; REQUIRED APPROVALS

         The Debtors have established ____________ __, 2002 (the "Record Date") as the date for determining which Holders of Claims are eligible to vote on the Plan. After carefully reviewing this Disclosure Statement, the Plan and the other Solicitation Materials, each Holder of a Claim in an Impaired Class entitled to vote on the Plan should vote to accept or reject the Plan in accordance with the Voting Instructions, and return the Ballot to Bankruptcy Services, LLC (the "Information Agent"), [ADDRESS] in a manner so that it is received by 4:00 p.m., prevailing Eastern Time on or before ____________ __, 2002. Any Ballot received after that date and time may not be counted. Ballots should be returned in accordance with the instructions for delivery set forth in the Voting Instructions.

         Each Holder of a Claim in Classes 2, 3, 4, 5, 6 and 7 is entitled to vote either to accept or to reject the Plan. Holders of Claims in such Classes shall have accepted the Plan if (i) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in each such Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class have voted to accept the Plan. Because, as noted below, certain Impaired Classes will receive no distribution nor retain any property under the Plan, and thus are conclusively presumed to have rejected the Plan, the Debtors will seek confirmation of the Plan pursuant to a procedure commonly known as cram-down. The cram-down procedure is described in more detail in Article XI.C.4 herein.

C. BACKGROUND OF THE DEBTORS AND EVENTS LEADING TO THE PLAN

         1. CORPORATE STRUCTURE

         The predecessor corporation of WebLink Wireless, Inc. was incorporated under the name PageMart, Inc. as a Delaware corporation on May 8, 1989. In January 1995, PageMart, Inc. effected a corporate reorganization pursuant to which PageMart Nationwide, Inc., a Delaware corporation, became the holding company parent of PageMart, Inc. In December 1995, the name of PageMart Nationwide, Inc. was changed to PageMart Wireless, Inc. On January 28, 1998, PageMart, Inc. was merged into PageMart Wireless, Inc., with PageMart Wireless, Inc. as the surviving corporation. On December 1, 1999, the name of PageMart Wireless, Inc. was changed to WebLink Wireless, Inc. PageMart PCS, Inc. and PageMart II, Inc. are wholly-owned subsidiaries of WebLink Wireless, Inc.

         In this Disclosure Statement, WebLink Wireless, Inc. and its subsidiaries are sometimes referred to as the "Company."

         2. THE COMPANY'S BUSINESS

         The Company is a leading provider of two-way wireless data and traditional one-way paging services. During 2000, the Company began aggressively offering two-way wireless data services, building upon the vision of the Company as a provider of services using the World Wide Web to link people to information and other people in ways that make their lives more fun, informative or productive. The Company's nationwide Internet protocol based, two-way wireless data network covers approximately 90% of the U.S. population, and represents an investment of over $700 million, including capital expenditures, licenses, operating losses and interest expense. In February 2000, the Company began commercially offering two-way wireless data services upon the arrival from the manufacturer of the first shipments of two-way subscriber devices used for sending and receiving messages and information. In June 2000, the Company received its first commercial shipments of the Motorola T900, the first two-way subscriber device with a form factor and price point appropriate for a consumer product. These devices have full keyboards that allow customers to originate messages and respond to received messages from their personal two-way device.

         The Company provides two-way wireless data services through its Wireless Data Division. Two-way service provides capabilities such as device-to-device communications, allowing people to converse in an unobtrusive near real time manner, and wireless e-mail allowing people to send and receive short e-mail messages to or from any Internet e-mail address. In addition, the Company's web site serves as a portal through which customers can order Internet-based information which will be automatically forwarded to their devices periodically. The wireless data network also serves as a portal through which customers, from their devices, can request a wide variety of Internet-based information such as stock quotes, airline schedules, weather, entertainment and other information. The ability to demand information can be extended to a business customer's enterprise application systems, providing information such as inventory levels, delivery dates and other mission-critical information. Through its Wireless Data Division, the Company also provides enhanced one-way services. These services store messages that are not received by a subscriber device and later forwards them when the device can receive messages. At September 30, 2001, the Company had 500,376 wireless data units in service.

         The Company provides traditional one-way numeric and word paging services through its Traditional Paging Division. The Company built its traditional paging strategy around the concepts of diversified distribution channels, exclusive nationwide frequencies, efficient and flexible network architecture, and centralized control of the network and administrative functions. The result was rapid subscriber growth that was generated internally rather than through acquisition of other paging carriers. However, the traditional paging industry stopped growing in 1998 and is now a declining business. The Company expects this business to continue to decline and, as a result, to represent a small portion of the enterprise value of the Company. In the first nine months of 2001, traditional paging units in service declined by 671,188 and recurring revenue declined by $0.7 million. At September 30, 2001, the Company had 1,193,732 traditional paging units in service.

         The Company also provides its U.S. domestic customers with seamless traditional one-way paging services across the Americas, including Canada, Mexico, much of the Caribbean and Central America, and parts of South America. Through network affiliation agreements with owners of foreign networks, the Company's network is interconnected with foreign networks operating on a common frequency, thus providing roaming capabilities for the Company's customers in the foreign countries and for the customers of the foreign networks in the United States. In

February 2000, the Company sold its interest in a Canadian one-way paging network to a subsidiary of Bell Canada, which then entered into a 10-year exclusive network affiliation agreement with the Company. In 2000, Bell Canada constructed a two-way wireless data network which now allows the Company to offer its domestic customers seamless two-way wireless data services when they travel to Canada.

         3. ASSETS AND LIABILITIES OF THE DEBTORS

         The principal tangible assets of the Company are its inventory of subscriber devices and its messaging network equipment, which includes switching terminals, transmitters, receivers and a host of related equipment such as satellite and digital link controllers, satellite dishes, antennas and cable.

         The Company acquired a 50kHZ unpaired nationwide narrowband personal communications services ("PCS") license and five 50/50kHz paired regional narrowband PCS licenses in auctions held by the Federal Communications Commission ("FCC"). The narrowband PCS licenses permit the nationwide operation of the wireless data network with 100kHz of outbound capacity and 50kHz of return capacity. The Company also holds three exclusive nationwide one-way licenses and certain other licenses for one-way frequencies in metropolitan areas.

         The Company has obtained both United States trademark and service mark registrations for its PageMart word mark and is pursuing federal registration for its WebLink Wireless mark. The Company owns registrations for certain other marks in the United States. These federal registrations may be renewed as long as the marks continue to be used in interstate commerce. The Company has also obtained, or is in various stages of applying for, registrations for its PageMart and WebLink Wireless marks and several of its other marks in approximately 21 other countries or jurisdictions where the Company conducts or anticipates expanding its international business.

         The Company is the owner of four United States patents, namely, United States Patent Nos. 6,097,930; 6,097,969; 6,097,970; and 6,198,808. The Company
also is the owner of a portfolio of United States and foreign patent applications. The inventions claimed in those United States patents and patent applications cover aspects of the Company's current and possible future messaging systems and related proprietary technologies. The Company may prepare other United States patent applications. The Company's present intention is not to rely primarily on intellectual property rights to protect or establish further its market position. The Company does not currently intend to broadly license its intellectual property rights.

         The Company generally leases the locations used for its transmission and receiving facilities under operating leases. These leases are generally for five years or less. The Company does not anticipate material difficulty in renewing these leases or finding equally suitable alternate facilities on acceptable terms. The Company has rejected or let expire all leases for office, warehouse, distribution and network and computer control and backup facilities except for three locations in Dallas, Texas, including its corporate headquarters, and one call center location in Amarillo, Texas.. Aggregate annual rental charges under site and office leases are expected to be approximately $____ million for 2002, which assumes that the Company will be successful in negotiating an amendment to its headquarters office space lease to significantly reduce the amount of space leased.

         PageMart PCS, Inc. holds the narrowband PCS licenses issued by the FCC. PageMart II, Inc. holds certain one-way FCC licenses. Other than these licenses, PageMart PCS, Inc. and PageMart II, Inc. have no significant assets.

         4. LITIGATION

         In March and April of 2001, the Company was served with five lawsuits against it and John D. Beletic, its chairman, seeking to recover an unspecified amount of monetary damages. The lawsuits alleged a fraudulent scheme by the defendants to artificially inflate the price of the Company's common stock through a series of false and misleading statements to the market and material omissions in violation of federal and state securities laws. Four of the lawsuits have been consolidated in the U.S. District Court for the Northern District of Texas and seek class action status on behalf of persons who purchased the Company's common stock on the open market during the period from December 29, 2000, through February 20, 2001. The fifth lawsuit was filed in the Dallas County at Law on behalf of a single stockholder that purchased the Company's common stock on the open market during the same time period. The fifth suit has been removed to the same federal court in which the other suits are filed. No discovery has yet occurred, and the Company believes the lawsuits have no merit. During the pendency of the Chapter 11 Cases, plaintiffs are stayed under Section 362 of the Bankruptcy Code from pursuing the claims in the lawsuits.

         From time to time, the Company is involved in various other lawsuits and claims arising in the normal course of business. In management's opinion, the ultimate outcome of these other lawsuits will not have a material adverse effect on the results of operations or financial condition of the Company.

         5. SUMMARY OF CERTAIN PRE-EXISTING LENDING FACILITIES

                  (a) PREPETITION BANK CREDIT FACILITY

         In March 1999, the Company entered into the Prepetition Bank Credit Facility with Bankers Trust Company and Morgan Stanley Senior Funding, Inc. which provides for a $100 million credit facility. The Prepetition Bank Credit Facility replaced the $50 million revolving line of credit the Company established on May 11, 1995 with BT Commercial Corporation, as Agent, and Bankers Trust Company, as issuing bank, which was simultaneously terminated.

         On December 28, 2000, the Prepetition Bank Credit Facility was amended. The amendment allowed the Company to borrow up to $80 million, subject to compliance with amended financial covenants more focused toward wireless data, and an additional $20 million with the further approval of the banks. At September 30, 2001, $78.5 million was outstanding in the form of term loans and $1.4 million in two letters of credit was outstanding as security for the capital leases of computer equipment. The interest rate was increased in the amendment to the U.S. prime rate plus 3.50% or at the London Interbank Offering Rate plus 4.50%. The weighted average interest rate on the amounts borrowed for the period from January 1, 2001 to September 30, 2001 was 10.0%

                  (b) VENDOR FINANCING ARRANGEMENT

         In March 1997, the Company entered into a vendor financing arrangement with an infrastructure vendor, providing for the financing of infrastructure equipment over a period of 60 months up to a maximum aggregate amount of $30 million. Borrowings under the Vendor Financing Arrangement are secured by the equipment purchased. The interest rate applicable to such financing is equal to the sum of 7.00% and LIBOR for three-month maturities as published in The Wall Street Journal or the sum of 4.25% and the U.S. prime rate of interest as published in The Wall Street Journal. The weighted average interest rate for borrowings outstanding during the three months ended September 30, 2001 was 13.75%. In September 2000, the Company modified the agreement to reduce the amount of financing available to $10 million. As of September 30, 2001, the Company had approximately $8.6 million outstanding.

                  (c) 11 1/4% AND 15% NOTES

         On January 28, 1998, the Company received approximately $249.7 million in gross proceeds from the sale of its 11 1/4% Senior Subordinated Discount Notes due 2008 (the "Offering"). Simultaneously with the closing of the Offering, the Company refinanced certain of its outstanding indebtedness and modified its corporate structure (the "Refinancing"). The Refinancing consisted of: (1) purchasing all of the Company's outstanding 12 1/4% Senior Discount Notes due 2003 (the "12 1/4 % Notes"); (2) amending certain terms of the covenants and agreements in the indenture relating to the Company's 15% Senior Discount Notes due 2005; and (3) merging PageMart, Inc. into WebLink (formerly known as PageMart Wireless, Inc.), with WebLink as the surviving corporation.

         Approximately $130.7 million of the net proceeds of the Offering was used to finance the retirement of the 12 1/4% Notes. The proceeds remaining after expenses of the Offering and Refinancing were approximately $107.8 million. In connection with the Refinancing, the Company incurred an extraordinary charge of approximately $13.8 million in the first quarter of 1998 related to the early retirement of debt.

         The 11 1/4% Senior Subordinated Discount Notes due 2008 have a principal amount at maturity of $432.0 million with an initial accreted value of $249.7 million. The 11 1/4% Notes mature on February 1, 2008. From and after August 1, 2003, interest on the 11 1/4% Notes will be paid semiannually in cash. The 11 1/4% Notes are redeemable at any time on or after February 1, 2003, at the option of the Company in whole or in part, at 105.625% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100% of their principal amount at maturity plus accrued interest on and after February 1, 2006.

         In April 1998, the Company commenced an exchange offer pursuant to an effective registration statement whereby all outstanding 11 1/4% Notes were exchanged for the Company's 11 1/4% Senior Subordinated Discount Exchange Notes due 2008. The terms and conditions of the 11 1/4% Exchange Notes are equivalent to the 11 1/4% Notes in all material respects.

         In March 2000, the Company issued 3.8 million shares of class A common stock in exchange for $84.5 million accreted value ($115.9 million maturity value) of the 11 1/4% Notes. The Company also wrote down approximately $1.1 million of net deferred debt issuance costs. In connection with this transaction, the Company recognized an extraordinary gain of $2.3 million related to the early retirement of debt.

         In January 1995, the Company completed an offering of 15% Senior Discount Notes due 2005 and 725,445 shares of non-voting common stock, par value $.0001 per share (the "Unit Offering"). Net proceeds from the Unit Offering were approximately $100 million, of which approximately $5.1 million was allocated to the non-voting common stock. The 15% Senior Discount Notes due 2005 have a principal amount at maturity of $207.3 million with an initial accreted value of $100 million. The 15% Notes mature on February 1, 2005. From and after August 1, 2000, interest on the 15% Notes is payable semiannually in cash. The 15% Notes are redeemable at any time on or after February 1, 2000, at the option of the Company in whole or in part, at 105% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100% of their principal amount at maturity plus accrued interest on and after February 1, 2002.

         In June 1995, the Company commenced an exchange offer pursuant to an effective registration statement whereby all outstanding 15% Notes were exchanged for the Company's 15% Senior Discount Exchange Notes due 2005. The terms and conditions of the 15% Exchange Notes are equivalent to the 15% Notes in all material respects.

         6. PREPETITION RESTRUCTURING ACTIVITIES

         In November 2000, the Company filed a shelf registration statement to register stock that it expected to sell to raise capital for funding its cash requirements for 2001. By the time the registration statement became effective, the Company's stock price had declined and the Company began to pursue a number of additional sources of capital in the private markets. The Company expected to raise capital through a combination of sources, including the sale of registered common stock, convertible preferred stock and/or convertible debt. In the first quarter of 2001, the market environment deteriorated further, however, and the Company has been unable to raise the amount of capital needed.

         As a result of the Company's inability to raise capital, the Company decided to explore and evaluate other alternatives such as a restructuring of its debt and a strategic combination with a company that complemented the Company's business. On April 1, 2001, WebLink entered into a Restructuring and
Section 303 Agreement (the "Merger Agreement") with Metrocall, Inc. ("Metrocall"). The companies planned to effect the merger of WebLink with and into Metrocall pursuant to the Merger Agreement through concurrent Chapter 11 bankruptcy reorganizations. The Merger Agreement provided that the companies would commence their bankruptcy proceedings by May 15, 2001, and that 50% of the equity of the merged company would be distributed among the holders of the WebLink Notes and the holders of the WebLink Common Stock, and the other 50% would be distributed among the creditors and equity holders of Metrocall. By letter dated May 11, 2001, Metrocall terminated the Merger Agreement.

         7. SUN SALE TRANSACTION

         Pursuant to an order of the Bankruptcy Court pursuant to section 105(d) of the Bankruptcy Code, the Debtors prepared an offering memorandum for all their assets and business and a data room available to prospective purchasers or merger partners. With the assistance of Greenhill & Co. LLC, the Debtors' financial advisor, the Debtors solicited indications of interest from prospective acquirors, investors and merger partners. As a result, the Debtors received from Sun Capital an offer to purchase substantially all of the Debtors' assets. Even after receiving the offer from Sun Capital, the Debtors continued to pursue and investigate the viability of other alternatives, including the implementation of a stand alone plan of reorganization. The Debtors determined that, based upon all available information, in their business judgment, a sale of substantially all of their assets pursuant to the Sale Transaction was in the best interest of the Debtors' Creditors and their Estates.

         On January 29, 2002, the Debtors and Sun Capital reached agreement on the terms and conditions of the Sale Transaction. Broadly speaking, the Sale Transaction contemplates the purchase of substantially all of WebLink's assets (including the capital stock of PageMart PCS, Inc. and PageMart II, Inc.) by Sun Capital pursuant to the terms of the Sun Purchase Agreement.

                  (a) PURCHASE PRICE AND DEPOSIT

         In connection with the Sun Purchase Agreement, on January 29, 2002, the Debtors and Sun Capital executed a Letter of Intent. The Letter of Intent states that the purchase price to be paid to the Debtors would be comprised of the following consideration:

                           (1)      $20,000,000 Cash;

                           (2)      a note in the principal amount of
                                    $7,000,000, due and payable five years from the Effective Date with interest paid currently at the Prime Rate, and subject to a subordination agreement satisfactory, in form and substance, to Reorganized WebLink Wireless's senior lender in its sole discretion (the "Reorganized WebLink Wireless Subordinated Note"), which subordination agreement shall provide that the Reorganized WebLink Wireless Subordinated Note will be subordinate in right of payment to the indebtedness advanced by Reorganized WebLink Wireless's senior lender and shall limit such subordination tomutually agreed upon maximum a amount of indebtedness;

                           (3) Reorganized WebLink Wireless Common Stock, equal to 15% of Reorganized WebLink's Common Stock (determined prior to the exercise of the Management Equity); and

                           (4)      a note with a principal amount of
                                    $2,700,000, which is secured by those
                                    Purchased Assets currently securing the
                                    Secured Vendor Financing Claim (the
                                    "Reorganized WebLink Wireless Vendor Note").

         In addition, pursuant to the Letter of Intent, Sun Capital will assume
(i) the Debtors' obligations, arising after the Effective Date, pursuant to the Assumed Contracts (ii) such post-petition non-bankruptcy related trade payables and accrued expenses mutually agreed upon by Sun Capital and the Debtors in their sole discretion and (iii) such other liabilities or obligations of the Debtors as are specified in the Purchase Agreement.


                  (b) CONDITIONS TO CLOSING

         The Letter of Intent states that the Purchase Agreement will include, but not limit, Sun Capital's obligation to close to the following:

                           (1) the Debtors and Sun Capital (as the case may be)
                  shall have received all necessary government and third-party approvals, consents or authorizations, including, but not limited to any consents from the Federal Communications Commission, as Sun Capital and the Debtors shall deem necessary in their sole discretion;

                           (2) Sun Capital shall have obtained its lenders'
                  approval to consummate, and provide financing for, the transactions contemplated under the Sun Purchase Agreement and to provide working capital sufficient to operate the business following the closing of the transactions contemplated by Sun Purchase Agreement, in such amounts and upon terms and conditions satisfactory to Sun Capital in its sole discretion;

                           (3) as soon as practicable, but in no event later
                  than February 21, 2002, the Clerk of the Bankruptcy Court shall have entered an order, in form and substance satisfactory to Sun Capital approving a termination fee, an expense reimbursement and bid procedures satisfactory in form and content to Sun Capital, and the Debtors shall use their best efforts to cause the

                  Bankruptcy Court to enter an order approving the foregoing (the "Procedures Order") at the earliest possible date;

                           (4) on or before the 37th day after the entry of the
                  Procedures Order, the Clerk of the Bankruptcy Court shall have entered an order, in form and substance satisfactory to Sun Capital, approving the Debtors' disclosure statement for the Plan (the "Disclosure Statement Order"). Thereafter, (but prior to entry of an order confirming the Plan), such disclosure statement order shall not become the subject of any stay or the subject of an order granting a motion for leave to file an interlocutory notice of appeal;

                           (5) on or before the 41st day after the entry of the
                  Disclosure Statement Order, the Clerk of the Bankruptcy Court shall have entered an order pursuant to section 363 of the Bankruptcy Code, in form and substance satisfactory to Sun Capital, confirming the results of the auction, if any, authorizing the Debtors to enter into the Sun Purchase Agreement, confirming that Sun Capital constitutes a good faith purchaser within the meaning of Section 363(m) of the Bankruptcy Code and authorizing the transfer of the Purchased Assets to Sun Capital free and clear of liens, claims, encumbrances and interests; it being understood that the approval order may be in the form of an order confirming the Plan;

                           (6) the Debtors shall assign to Sun Capital such
                  executory contracts and leases of the Debtors selected by Sun Capital and identified pursuant to the Purchase Agreement without adequate assurance of future performance liability pursuant to section 365(f)(2) of the Bankruptcy Code; it being understood that the Debtors shall be responsible for any and all cure costs pursuant to section 365(b) of the Bankruptcy Code; provided that in no event shall the Debtors or Sun Capital be responsible for any such cure costs that, when aggregated with the cost of implementation of the Plan, exceed the cash in the Debtors at the closing (without taking into account the Cash Purchase Price), unless and to the extent otherwise agreed by Sun Capital and the Debtors;

                           (7) the Purchased Assets shall include all of the
                  cash (net of (i) cost of implementation of the Plan and (ii) the cure costs described in the previous paragraph) in the Debtors at the closing; provided that if there is more than $5,000,000 in net cash at the closing, the Purchased Assets shall include only the first $5,000,000 of net cash;

                           (8) the Reorganized WebLink Wireless Common Stock
                  shall contain transfer restrictions mutually agreeable to Sun Capital and the Debtors, which transfer restrictions shall be specified in a stockholders' agreement which shall be attached as an exhibit to the Purchase Agreement;

                           (9) the Reorganized WebLink Wireless Common Stock
                  shall be distributed in a structure mutually agreeable to Sun Capital and the Debtors such that Sun Capital and the Debtors are satisfied with regard to the identity of the holders of the Reorganized WebLink Wireless Common Stock and the number of such holders, which structure shall be specified in the Purchase Agreement; and

                           (10) Sun Capital shall provide the Debtors with a
                  deposit or other satisfactory security in the amount of $250,000 upon the entry of the Procedures Order.

                  (c) BUSINESS JUSTIFICATIONS FOR THE SALE

         The Debtors' Chapter 11 Cases have been pending since May 23, 2001. During that time period, the Debtors have worked diligently to reduce costs, dispose of unprofitable distribution channels and develop strategic initiatives for the foundation of a Chapter 11 plan.

         The Sale Transaction provides the Debtors with a known amount of proceeds to be distributed to creditors pursuant to a plan of reorganization. Moreover, since the sale of the Debtors' assets is subject to higher and better offers, the Debtors are assured of realizing the best price obtainable for the assets. THE DEBTORS AND THE

CREDITORS' COMMITTEE SUPPORT THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE SALE TRANSACTION.

         8. APPROVAL OF SALE TRANSACTION

         The Debtors have filed both the Plan and an accompanying motion under section 363 of the Bankruptcy Code for approval of a sale of substantially all of its assets (the "363 Motion"). The Debtors presently intend to proceed with both the Plan and the 363 Motion concurrently, but reserve the right to proceed with 363 Motion without the Plan, or vice versa. Hearings for confirmation of the Plan and for consideration of the 363 Motion are currently set to commence on April ______, 2002 at ___ o'clock __.m.

         Unless the Bankruptcy Court orders otherwise, the Debtors intend to (a) commence these concurrent proceeding with a presentation and court determination of the tally of the votes for and against the Plan, (b) proceed next, either in the presence of the Court or with the Court in temporary adjournment, to conduct an auction type sales procedure whereby any qualified bidders may cast competing overbids to become the Purchaser under the Sales Transaction, (c) proceed next to present to the Bankruptcy Court (and, in the event of any material dispute, obtain a court determination regarding) the identity of the successful bidder or overbidder and the amount and nature of the highest and best bid or overbid which will then form the Sales Transaction, (d) proceed next to concurrently present the resulting Sales Transaction to the Bankruptcy Court for approval in and by the 363 Motion and the Plan for confirmation, and (e) if all approvals are obtained, to implement both the 363 Motion and the Plan on the Plan's Effective Date.

D. COMPONENTS OF THE PLAN; TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

         1. PURPOSE

         The principal purpose of the Plan is to effectuate a sale of the assets or the substantial ownership of the Debtors. This is accomplished as follows.

         2. DIP FINANCING

         On July 17, 2001 the Debtors received approval by the Bankruptcy Court of $15 million of debtor-in-possession financing. The financing is provided by the two principal lenders in the Prepetition Bank Credit Facility. The DIP Facility matured on December 31, 2001 Currently, the Company has no borrowings outstanding under the DIP Facility. On the Effective Date, any amounts owed by the Debtors pursuant to the DIP Facility will be paid in full by Reorganized WebLink Wireless and any contracts, agreements and other documents evidencing the DIP Facility shall be canceled and deemed terminated.

         3. TREATMENT OF PREPETITION BANK CREDIT FACILITY AND VENDOR FINANCING ARRANGEMENT

         Under the Plan, the Holders of Secured Credit Facility Claims will receive (i) $20,000,000 Cash, (ii) the Reorganized WebLink Wireless Subordinated Note and (iii) [90.3]% of the Net Cash Premium. The Holders of Secured Credit Facility Claims will also receive, on the Effective Date, from Debtors and, from time to time thereafter as may be appropriate, from the Plan Administrator, that amount of Cash by which the Net Closing Cash exceeds $5,000,000.

         Under the Plan, the Holders of Secured Vendor Financing Claims will receive (i) the Reorganized WebLink Wireless Vendor Note [and (ii) [9.7]% of the Net Cash Premium].

         4. TREATMENT OF THE WEBLINK NOTES, GENERAL UNSECURED CLAIMS AND CONVENIENCE UNSECURED CLAIMS

                           (1) Under the Plan, the Holders of 15% Exchange Note
                  Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $[1,000] of Allowed 15% Exchange Note Claim.

                           (2) Under the Plan, the Holders of 11 1/4% Exchange
                  Note Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $[1,000] of Allowed 11 1/4% Exchange Note Claim.

                           (3) Under the Plan, Holders of General Unsecured
                  Claims will receive one share of Reorganized WebLink Wireless Common Stock for every $1,000 of Allowed General Unsecured Claim.

                           (4) Under the Plan, Holders of Convenience Unsecured
                  Claims will receive $.05 Cash for every $1.00 of Allowed Convenience Unsecured Claim.

         The total number of shares distributed in satisfaction of 15% Exchange Note Claims, 11 1/4% Exchange Note Claims and General Unsecured Claims will equal no more than [15]% of the overall authorized, outstanding and issued Reorganized WebLink Wireless Common Stock, before giving effect to the Management Equity. [No assurances can be given that there will, as of the Effective Date, be any market for the Reorganized WebLink Wireless Common Stock, and such equity will likely be illiquid for the foreseeable future.]

         No fractional shares of Reorganized WebLink Wireless Common Stock will be issued and no fraction of a cent will be paid to the Holders of any Claims. In lieu of any fractional shares or cents to which any such Holder would otherwise be entitled, the number of shares or cents will be rounded to the next greater or next lower number of shares of Reorganized WebLink Wireless Common Stock or cents, as follows: (a) fractions of 1/2 or greater will be rounded up to the next higher whole number, and (b) fractions of less than 1/2 will be rounded down to the next lower whole number, provided, however, that each Holder of an Allowed Claim in the Classes receiving such Reorganized WebLink Wireless Common Stock will receive a minimum of one whole share.

         5. TREATMENT OF EQUITY AND SUBORDINATED CLAIMS

         Under the Plan, Holders of Subordinated Claims and Holders of Interests will receive no distribution and will retain no property of the Debtors.

         Notwithstanding the foregoing, WebLink shall convey, transfer, assign and deliver its interests in PageMart PCS, Inc. and PageMart II, Inc. to Reorganized WebLink Wireless (or retain such interests in the event that the Purchaser opts for an acquisition of WebLink capital stock rather than its assets), all pursuant to the Plan and in any case, PageMart PCS, Inc. and PageMart II, Inc. shall be fully discharged of all Claims and any other interests.

         6. CLASSIFICATION OF CLAIMS

         The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

                  Class l: consists of all Claims against the Debtors accorded the priority and right of payment under subsection 507(a) of the Bankruptcy Code (including priority employee salary and wage claims to the extent not paid prior to confirmation pursuant to any first-day orders authorizing payment of prepetition wage, salary and benefits claims), other than a Priority Tax Claim or an Administrative Expense.

                  Class 2: consists of all Secured Claims against the Debtors arising from or relating to the Prepetition Bank Credit Facility. A Secured Claim against the Debtors consists of a Claim that is secured by a lien on property in which the Debtors have an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a final order, or that is subject to setoff under section 553(a) of the Bankruptcy Code, to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or a Claim allowed under the Plan as a Secured Claim.

                  Class 3: consists of all Secured Claims against the Debtors arising from or relating to the Vendor Financing Arrangement.

                  Class 4: consists of Claims against the Debtors arising from or relating to the WebLink 15% Senior Discount Exchange Notes due 2005 and the Indenture, dated as of January 17, 1995, between PageMart Nationwide, Inc. and the United States Trust Company of New York, as trustee.

                  Class 5: consists of Claims against the Debtors arising from or relating to the WebLink 111/4% Senior Subordinated Discount Exchange Notes due 2008 and the Indenture, dated as of January 28, 1998, between PageMart Wireless, Inc. and the United States Trust Company of New York, as trustee.

                  Class 6: consists of any Unsecured Claim against the Debtors that is not a WebLink Note Claim, Convenience Unsecured Claim or Subordinated Claim.

                 Class 7: consists of any Unsecured Claim against the Debtors that is not a WebLink Note Claim or a Subordinated Claim and that is Allowed in an amount of $[10,000] or less.

                  Class 8: consists of all Subordinated Claims.

                  Class 9: consists of Interests against the Debtors arising from or relating to the WebLink Common Stock and the WebLink Warrants, and includes the Securities Claims which arise from litigation pertaining to the WebLink Common Stock.


         The Plan provides that Administrative Expenses, Priority Tax Claims, and Claims in Class 1 will be satisfied in full.

         Holders of Class 2 Claims will receive (i) $20,000,000 Cash, (ii) the Reorganized WebLink Wireless Subordinated Note and (iii) [90.3]% of the Net Cash Premium. The Holders of Class 2 Claims will also receive, on the Effective Date, from Debtors and, from time to time thereafter as may be appropriate, from the Plan Administrator, that amount of Cash by which the Net Closing Cash exceeds $5,000,000. Holders of the Class 3 Claims will receive (i) the Reorganized WebLink Wireless Vendor Note[and (ii) [9.7]% of the Net Cash Premium].

         Holders of Class 4 Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $[1,000] of Allowed Class 4 Claim. Holders of Class 5 Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $[1,000] of Allowed Class 5 Claim. Holders of Class 6 Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $1,000 of Allowed Class 6 Claim. Holders of Class 7 Claims will receive $.05 Cash for each $1.00 of Allowed Class 7 Claim.

         The following table summarizes the classification of Claims, projected aggregate amounts of such Class Claims and the projected recovery of such Classes. The assumptions made in determining such projected recoveries and the risk factors relating to the Plan are contained in Articles III and XIII herein, respectively.

         7. TREATMENT OF CLASSES

         The treatment of Classes is summarized as follows:

                                                           PROJECTED
          CLASS                  DESCRIPTION             CLAIMS ($MIL)         PROJECTED RECOVERY
          -----                  -----------             -------------         ------------------
Unclassified Claims        Administrative Expenses    [to be determined]       paid in full on the
                                                                                 Effective Date

Unclassified Tax Claims    Priority Tax Claims        [to be determined]        paid in full with
                                                                                interest within 6
                                                                               years of assessment

Class l Claims             Other Priority Claims      [to be determined]       paid in full on the
                                                                                 Effective Date

Class 2 Claims             Secured Credit             $79.9 million as of     (i) $20,000,000 Cash,
                           Facility Claims                  9/30/01           (ii) the Reorganized
                                                                                WebLink Wireless
                                                                               Subordinated Note,
                                                                              (iii) [90.3]% of the
                                                                              Net Cash Premium and
                                                                               (iv) the amount of
                                                                              Cash by which the Net
                                                                              Closing Cash exceeds
                                                                                  $5,000,000..

Class 3 Claims             Secured Vendor             $8.6 million as of       (i) the Reorganized
                           Financing Claims                 9/30/01             WebLink Wireless
                                                                              Vendor Note [and (ii)
                                                                             [9.7]% of the Net Cash
                                                                                    Premium].

Class 4 Claims             15% Exchange Note         $207.3 million as of         one share of
                           Claims                           9/30/01            Reorganized WebLink
                                                                              Wireless Common Stock
                                                                              for each $[1,000] of
                                                                               an Allowed Class 4
                                                                                      Claim

Class 5 Claims             11 1/4% Exchange Note     $262.9 million as of         one share of
                           Claims                           9/30/01            Reorganized WebLink
                                                                              Wireless Common Stock
                                                                              for each $[1,000] of
                                                                               an Allowed Class 5
                                                                                      Claim

Class 6 Claims             General Unsecured          [to be determined]          one share of
                           Claims                                              Reorganized WebLink
                                                                              Wireless Common Stock
                                                                              for each $1,000 of an
                                                                              Allowed Class 6 Claim

Class 7 Claims             Convenience Unsecured      [to be determined]       $.05 Cash for each
                           Claims                                              $1.00 of an Allowed
                                                                                  Class 7 Claim

Class 8 Claims             Subordinated Claims        [to be determined]               0%

Class 9 Claims             Interests                  ownership interests              0%
                                                      not expressed in $

         8. LIQUIDATION ANALYSIS

         The Debtors believe that the Plan will produce a greater recovery for Holders of Claims than would be achieved in a Chapter 7 liquidation. Management of the Company, prepared a liquidation analysis, set forth in Article III herein, to assist Holders of Claims to reach their determination as to whether to accept or reject the Plan. This liquidation analysis estimates the proceeds to be realized if the Debtors would be liquidated under Chapter 7 of the Bankruptcy Code. The Liquidation Analysis is based upon projected assets and liabilities of the Debtors as of [March 31, 2002] and incorporates estimates and assumptions developed by the Debtors which are subject to potentially material changes with respect to economic and business conditions, as well as uncertainties not within the Debtors' control.

         NO EFFECT TO CREDITOR RECOVERIES HAS BEEN ASSUMED FOR PROCEEDS FROM ANY CAUSES OF ACTION, INCLUDING PREFERENCE RECOVERIES, FRAUDULENT CONVEYANCES AND OTHER AVOIDANCE CLAIMS, OR ANY LITIGATION THAT THE DEBTORS MAY BE CAPABLE OF ASSERTING. THIS LIQUIDATION ANALYSIS DOES NOT, THEREFORE, INCLUDE ANY ESTIMATE OF THE NECESSARY EXPENSES TO LITIGATE SUCH CLAIMS.

E. RISK FACTORS

         THERE ARE A VARIETY OF FACTORS THAT ALL IMPAIRED HOLDERS SHOULD CONSIDER PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. Such factors, which are described in more detail in Article XII herein, consist of the following and in each case likely impact the recoveries under the Plan:

         o the financial information contained in this Disclosure Statement has not been audited and is based upon an analysis of data available at the time of the preparation of the Plan and Disclosure Statement;

         o although the Debtors believe the Plan complies with all applicable standards of the Bankruptcy Code, the Debtors can provide no assurance that the Plan will comply with Section 1129 of the Bankruptcy Code and that the Plan will be confirmed by the Bankruptcy Court;

         o the Debtors will be required to request confirmation of the Plan without the acceptance of all Impaired Classes entitled to vote in accordance with subsection 1129(b) of the Bankruptcy Code;

         o any delays of either confirmation or effectiveness of the Plan could result in, among other things, increased professional fee claims and deterioration of the business of the Debtors; and

         o the occurrence of any and all such contingencies which could affect distributions available to Holders under the Plan, however, will not affect the validity of the vote taken by the Impaired Classes entitled to vote on the Plan to accept or reject the Plan or require any revote by the Impaired Classes entitled to vote.

F. POSTPETITION COMMITTEES

         On June 6, 2001, the United States Trustee for the Northern District of Texas (the "Trustee") appointed the Official Unsecured Creditors' Committee. On June 15, 2001, the Trustee amended the Official Unsecured Creditors' Committee. On August 20, 2001, the Trustee submitted the Second Amended Appointment of the Official Unsecured Creditors' Committee. On ______ __, 2001, the Court entered an order approving the Committee's retention of Andrews & Kurth L.L.P. as counsel to the Committee.

                                      II.
                           THE PLAN OF REORGANIZATION

A. INTRODUCTION

         The following summary and the other descriptions in this Disclosure Statement are qualified in their entirety by reference to the provisions of the Plan and its exhibits, a copy of which is annexed hereto as Exhibit A. It is urged that each Holder of a Claim or Interest carefully review the terms of the Plan.

         In general, a Chapter 11 plan of reorganization (i) divides claims and interests into separate classes, (ii) specifies the property that each class is to receive under the plan and (iii) contains other provisions necessary to the reorganization of the debtor. Under the Bankruptcy Code, "claims" and "interests" are classified rather than "creditors" and "shareholders" because such entities may hold Claims or Interests in more than one class. For purposes of this Disclosure Statement, the term "Holder" refers to the holder of a Claim or Interest, respectively, in a particular Class under the Plan.

         A Chapter 11 plan may specify that certain classes of Claims or Interests are either to be paid in full upon effectiveness of the plan or are to remain unchanged by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired' and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the Holders of Claims or Interests in such classes. A Chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan.

         THE FOLLOWING CLASSES ARE UNIMPAIRED UNDER THE PLAN, AND HOLDERS OF CLAIMS IN SUCH CLASSES ARE CONCLUSIVELY PRESUMED TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE:

         CLASS 1 OTHER PRIORITY CLAIMS

         THE FOLLOWING CLASSES WILL RECEIVE NO DISTRIBUTION NOR RETAIN ANY PROPERTY UNDER THE PLAN AND ARE CONCLUSIVELY PRESUMED TO HAVE REJECTED THE PLAN PURSUANT TO SECTION 1126(g) OF THE BANKRUPTCY CODE:

         CLASS 8 SUBORDINATED CLAIMS

         CLASS 9 INTERESTS

         Payments to be made under the Plan will be made on the Effective Date or as soon thereafter as is practicable, or at such other time or times as are specified in the Plan.

         As set forth in Article 3 of the Plan, the Debtors believe that under the Plan, each Holder will obtain a recovery in an amount not less than the recovery which otherwise would be obtained if the assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

B. CLASSIFICATION OF CLAIMS AND INTERESTS

         1. SUMMARY

         The categories of Claims and Interests and their treatment listed below, classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan, except as otherwise provided herein, and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

         The classification of Claims and Interests pursuant to the Plan is as follows:

                             Class                          Status                Voting Rights
Class 1           -- Other Priority Claims                Unimpaired         -- not entitled to vote
Class 2           -- Secured Credit Facility Claims       Impaired           -- entitled to vote
Class 3           -- Secured Vendor Financing Claims      Impaired           -- entitled to vote
Class 4           -- 15% Exchange Note Claims             Impaired           -- entitled to vote
Class 5           -- 11 1/4% Exchange Note Claims         Impaired           -- entitled to vote
Class 6           -- General Unsecured Claims             Impaired           -- entitled to vote
Class 7           -- Convenience Unsecured Claims         Impaired           -- entitled to vote
Class 8           -- Subordinated Claims                  Impaired           -- not entitled to vote
Class 9           -- Interests                            Impaired           -- not entitled to vote

         2. CLASSIFICATION AND TREATMENT

                  (a) ADMINISTRATIVE EXPENSE CLAIMS

         Subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder and the Debtors or the Post-Confirmation Estate or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by Reorganized WebLink Wireless or the Post-Confirmation Estate, as the case may be, when due in accordance with the terms and conditions of the particular agreements governing such obligations or an order of the Bankruptcy Court.

                  (b) PRIORITY TAX CLAIMS

         Each Holder of a Priority Tax Claim due and payable on or prior to the Effective Date shall be paid Cash in an amount equal to the amount of such Allowed Claim in equal quarterly installments, with interest at 7% per annum (calculated based on the number of days in such quarter and a year of 365 days) or as determined by the Bankruptcy Court, over a period of six years from the assessment of such taxes, or shall be paid on account of its Allowed Claim on such other terms as have been or may be agreed upon by such Holder and the Debtors or the Post-Confirmation Estate or otherwise upon order of the Bankruptcy Court. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (ii) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (iii) not be discharged pursuant to section 1141 of the Bankruptcy Code. All obligations of the Debtors in respect of Priority Tax Claims will be assumed on the Effective Date and paid or performed by Reorganized WebLink Wireless or the Post-Confirmation Estate, as the case may be, when due pursuant to the foregoing.

                  (c) CLASS 1: OTHER PRIORITY CLAIMS (NOT IMPAIRED)

         Under the Plan, Class l consists of all Claims accorded the priority and right of payment under subsection 507(a) of the Bankruptcy Code (including priority employee salary and wage claims to the extent not paid prior to confirmation pursuant to any first-day orders authorizing payment of prepetition wage, salary and benefits claims), other than a Priority Tax Claim or an Administrative Expense. The legal, equitable and contractual rights of the Holders of Class l Claims are unaltered by the Plan. Unless the Holder of such Claim and the respective Debtor (or, if after the Effective Date, the Plan Administrator) agree to a different treatment, each Holder of an Allowed Class l

Claim shall receive one of the following alternative treatments, at the election of the Debtors (or, if after the Effective Date, the Plan Administrator):

                           (1) to the extent then due and owing on the Effective
                  Date, such Claim will be paid in full in Cash on the Effective Date or as soon thereafter as is practicable by the Debtors, Reorganized WebLink Wireless or the Post-Confirmation Estate, as the case may be;

                           (2) to the extent not due and owing on the Effective
                  Date, such Claim will be paid in full in Cash by Reorganized WebLink Wireless or the Post-Confirmation Estate, as the case may be, when and as such Claim becomes due and owing in the ordinary course of business; or

                           (3) such Claim will be otherwise treated in any other
                  manner so that such Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

         Any default with respect to any Class l Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date. Class l is not impaired and conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class l are not entitled to vote to accept or reject the Plan.

                  (d) CLASS 2: SECURED CREDIT FACILITY CLAIMS (IMPAIRED).

         Under the Plan, Class 2 consists of all Secured Claims against the Debtors arising from or relating to the Prepetition Bank Credit Facility. The Prepetition Bank Credit Facility is an agreement dated March 1999, and amended December 28, 2000, among the Company, Bankers Trust and Morgan Stanley that allows the Company to borrow up to $100 million. Under the Plan, the Holders of Class 2 Claims will receive (by and through the agent under the Prepetition Bank Credit Facility) (A) $20,000,000 Cash, (B) the Reorganized WebLink Wireless Subordinated Note, (C) [90.3]% of the Net Cash Premium and (D) a beneficial interest in the Post-Confirmation Estate in accordance with the Post-Confirmation Estate Agreement. The Holders of Class 2 Claims will also receive, on the Effective Date, from Debtors and, from time to time thereafter as may be appropriate, from the Plan Administrator, that amount of Cash by which the Net Closing Cash exceeds $5,000,000. Under the Plan, the Holders of Class 2 Claims are impaired and approval of at least two-thirds in amount and one-half in number of Class 2 Claims with respect to which votes are received is required for the Plan to be confirmed.

                  (e) CLASS 3: SECURED VENDOR FINANCING CLAIMS (IMPAIRED)

         Under the Plan, Class 3 consists of all Secured Claims against the Debtors arising from or relating to the Vendor Financing Arrangement. The Vendor Financing Arrangement is an agreement dated March 1997 among the Company and Glenayre, providing for the financing of infrastructure equipment over a period of 60 months up to an original maximum aggregate amount of $30 million (later amended to $10 million). Borrowings under the Vendor Financing Arrangement are secured by the equipment purchased. Under the Plan, on the Effective Date, Holders of Class 3 Claims will receive (A) the Reorganized WebLink Wireless Vendor Note[and (B) [9.7]% of the Net Cash Premium]. Under the Plan, the Holders of Class 3 Claims are impaired and approval of at least two-thirds in amount and one-half in number of Class 3 Claims with respect to which votes are received is required for the Plan to be confirmed.

                  (f) CLASS 4: 15% EXCHANGE NOTE CLAIMS (IMPAIRED)

         Under the Plan, Class 4 consists of all Claims against the Debtors arising from or relating to the WebLink 15% Senior Discount Exchange Notes due 2005 and the Indenture, dated as of January 17, 1995, between PageMart Nationwide, Inc. and the United States Trust Company of New York, as trustee. On the Effective Date or as soon thereafter as is practicable, the Holders of Class 4 Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $[1,000] of Allowed Class 4 Claim. Class 4 is impaired and approval of the Plan by Holders of at least two-thirds in amount and one-half in number of Class 4 Claims with respect to which votes are received is required for the Plan to be confirmed.

                  (g) CLASS 5: 11 1/4% EXCHANGE NOTE CLAIMS (IMPAIRED)

         Under the Plan, Class 5 consists of all Claims against the Debtors arising from or relating to the WebLink 11 1/4% Senior Subordinated Discount Exchange Notes due 2008 and the Indenture, dated as of January 28, 1998, between PageMart Wireless, Inc. and the United States Trust Company of New York, as trustee. On the Effective Date or as soon thereafter as is practicable, the Holders of Class 5 Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $[1,000] of Allowed Class 5 Claim. Class 5 is impaired and approval of the Plan by Holders of at least two-thirds in amount and one-half in number of Class 5 Claims with respect to which votes are received is required for the Plan to be confirmed.

                  (h) CLASS 6: GENERAL UNSECURED CLAIMS (IMPAIRED)

         Under the Plan, Class 6 consists of any Unsecured Claim against the Debtors that is not a WebLink Note Claim, Convenience Unsecured Claim or Subordinated Claim. On the Effective Date or as soon thereafter as is practicable, the Holders of Class 6 Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $1,000 of Allowed Class 6 Claim. Class 6 is impaired and approval of the Plan by Holders of at least two-thirds in amount and one-half in number of Class 6 Claims with respect to which votes are received is required for the Plan to be confirmed.

                  (i) CLASS 7: CONVENIENCE UNSECURED CLAIMS (IMPAIRED)

         Under the Plan, Class 7 consists of any Unsecured Claim in an Allowed Amount of $[10,000] or less, excluding any WebLink Note Claim and any Subordinated Claim. On the Effective Date, the Holders of Class 7 Claims will receive $.05 Cash for each $1.00 of Allowed Class 7 Claim.

                  (j) CLASS 8: SUBORDINATED CLAIMS (IMPAIRED)

         The Subordinated Claims consist of (a) any Claim of any Person or Entity that is liable with the respective Debtor on or has secured the Claim of another creditor to the extent that such co-obligor's Claim is for indemnity, contribution, or reimbursement and is not Allowed on or before the Confirmation Date, (b) any Claim for penalties or punitive damages and any other Claim of the type described in section 726(a)(4) of the Bankruptcy Code (and notwithstanding the general inapplicability of Chapter 7 of the Bankruptcy Code), including any lien securing such Claim, and (c) any Claim subordinated under section 510 of the Bankruptcy Code and any lien securing such Claim, including but not limited to the Securities Claims.

         Under the Plan, Holders of Subordinated Claims will receive no recovery. Class 8 is impaired, but because no distributions will be made to Holders of Class 8 Subordinated Claims nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject the Plan.

                  (k) CLASS 9: INTERESTS (IMPAIRED)

         An Interest means any equity security of WebLink (as defined in section 101(16) of the Bankruptcy Code), including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the WebLink Common Stock), together with any options or warrants to purchase or acquire such interests at any time (including the WebLink Warrants). Interests also includes without limitation any and all Securities Claims.

         Under the Plan, Class 9 consists of all Interests. On the Effective Date, the Holders of Interests shall neither receive any distributions nor retain any property under the Plan. All documents evidencing Interests issued or issuable before the Confirmation Date will be canceled, including, without limitation, WebLink Common Stock, WebLink Warrants and any other options or warrants to purchase or acquire any other equity interests. Without limitation, any and all Securities Claims are discharged without distribution thereon by any Debtor, the Post-Confirmation Estate or Reorganized WebLink Wireless. Class 9 is impaired, but because no distributions will be made to Holders of Class 9 Interests nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 9 is not entitled to vote to accept or reject the Plan.

         Notwithstanding the foregoing, WebLink shall convey, transfer, assign and deliver its interests in PageMart PCS, Inc. and PageMart II, Inc. to Reorganized WebLink Wireless (or retain such interests in the event that the Purchaser opts for an acquisition of WebLink capital stock rather than its assets), all pursuant to the Plan. In any case, PageMart PCS, Inc. and PageMart II, Inc. shall be fully discharged of all Claims and any other equity interests.

C. PROVISIONS GOVERNING PLAN IMPLEMENTATION

         1. SALE TRANSACTION

         The Debtors shall consummate the sale of their assets or sale of stock pursuant to the Sale Transaction

         2. ISSUANCE OF NEW SECURITIES; EXECUTION OF RELATED DOCUMENTS

         On the Effective Date, Reorganized WebLink Wireless shall issue and deliver to the Debtors all securities, notes, instruments, certificates, and other documents required to be issued or delivered pursuant to the Purchase Agreement and the Plan, each of which shall be distributed as provided in the Plan. Reorganized WebLink Wireless shall execute and deliver such other agreements, documents and instruments as are required to be executed and delivered pursuant to the terms of the Plan.

         3. FUNDING OF THE PLAN

         On the Effective Date, the Debtors shall convey, transfer, assign and deliver all the assets and securities to be purchased by Reorganized WebLink Wireless in connection with the Sale Transaction and pursuant to the Purchase Agreement (or, if the Sale Transaction is structured as a purchase of WebLink capital stock, the Debtors shall retain such assets and securities), free and clear of all claims, liens and interests not expressly described herein in exchange for the consideration to be paid pursuant to the Sale Transaction.

         Subject to the other provisions of the Plan and the Purchase Agreement, on the Effective Date, Reorganized WebLink Wireless will transfer to the Debtors for the benefit of the Debtors, the Creditors and the Post-Confirmation Estate the consideration set forth in the Purchase Agreement which, if the Sun Sale Transaction is consummated, shall be the consideration described in Section I.C.7.a. herein.

         If the Sun Sale Transaction is consummated, Reorganized WebLink Wireless shall assume (i) the Debtors' obligations, arising after the Effective Date, pursuant to the Assumed Contracts, (ii) such post-petition, non-bankruptcy related trade payables and accrued expenses mutually agreed upon by Reorganized WebLink Wireless and the Debtors in their sole discretion and (iii) and such other liabilities or obligations of the Debtors as are specified in the Purchase Agreement On the Effective Date, Reorganized WebLink Wireless shall receive or retain, from the Debtors all Net Closing Cash on the Effective Date, up to a maximum amount of $5,000,000.

         4. REORGANIZED WEBLINK WIRELESS CONTRACT ASSUMPTION

         On the Effective Date, Reorganized WebLink Wireless shall consent to WebLink's assumption (and, unless the Sale Transaction is structured as a purchase of WebLink capital stock, assignment to Reorganized WebLink Wireless) of the Assumed Contracts. These assumptions and assignments will neither diminish nor elevate the status or priority of Unsecured Claims that arose prior to the Petition Date. Other than Reorganized WebLink Wireless's commitment to perform its obligations under the Assumed Contracts, Reorganized WebLink Wireless shall, pursuant to the Purchase Agreement, waive and release, as against WebLink, the other Debtors and the Post-Confirmation Estate, any requirement of adequate assurance of future performance under section 365 of the Bankruptcy Code or otherwise in connection with the Sale Transaction.

         5. CANCELLATION OF NOTES, INSTRUMENTS, DEBENTURES, COMMON STOCK, OPTIONS AND WARRANTS

         On the Effective Date, except to the extent provided otherwise in the Plan or the Confirmation Order, all notes, instruments, certificates, and other documents evidencing (i) the Secured Credit Facility Claims, (ii) the Secured Vendor Financing Claims, (iii) the WebLink Note Claims, (iv) the Interests, including all WebLink Common Stock and WebLink Warrants, or (v) any other Claims represented by an instrument or judgment, shall be canceled and deemed terminated. On the Effective Date, except to the extent provided otherwise in the Plan or the

Confirmation Order, any indenture relating to any of the foregoing, including, without limitation, the WebLink Notes Indentures, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.

         6. PAYMENT OF DIP FINANCING

         On the Effective Date, any amounts owed by the Debtors pursuant to the DIP Facility will be paid in full by Reorganized WebLink Wireless and any contracts, agreements, instruments and other documents evidencing the DIP Facility, any Debtor's obligations thereunder or any liens, charges or other encumbrances granted in connection therewith shall be canceled and deemed terminated.

         7. CORPORATE ACTIONS

         Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of the Debtors or the Reorganized Entities otherwise requiring the approval of the boards of directors or shareholders of the Debtors or the Reorganized Entities or of the Plan Administrator shall be deemed authorized and approved without any requirement of further action by such Persons or Entities. Unless the Sale Transaction is structured as a purchase of WebLink capital stock., WebLink shall dissolve or otherwise terminate its existence upon the Effective Date. PageMart PCS, Inc. and PageMart II, Inc. shall remain in existence, discharged of all liabilities pursuant to sections 3.02(i) (iv) and 13.03 of the Plan.

D. PROVISIONS GOVERNING POST-CONFIRMATION ESTATE

         1. PURPOSE OF POST-CONFIRMATION ESTATE

         The Post-Confirmation Estate shall be established for the primary purpose of liquidating its assets, in accordance with Treasury Regulation
Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Confirmation Estate. The Post-Confirmation Estate shall not be deemed a successor of the Debtors. It is not anticipated that the Debtors will incur any United States federal income tax liability from the transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate.

         2. ESTABLISHMENT OF POST-CONFIRMATION ESTATE

         On the Effective Date, the Debtors, on their own behalf and on behalf of the Holders of Claims to be paid pursuant to the Plan by the Plan Administrator and the beneficiaries of the Post-Confirmation Estate, shall execute the Post-Confirmation Estate Agreement and shall take all other steps necessary to establish the Post-Confirmation Estate. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Debtors shall transfer to the Post-Confirmation Estate all of their right, title, and interest in all of the Post-Confirmation Estate Assets. Subject to Section 11.03 of the Plan, in connection with the transfer of these assets, including rights and causes of action (including Bankruptcy Causes of Action), any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Confirmation Estate shall vest in the Post-Confirmation Estate and its representatives, and the Debtors and the Post-Confirmation Estate are authorized to take all necessary actions to effectuate the transfer of such privileges.

         3. FUNDING OF POST-CONFIRMATION ESTATE

         The Debtors will fund the Post-Confirmation Estate with the Post-Confirmation Estate Assets. The Debtors shall have no obligation to provide any funding with respect to the Post-Confirmation Estate after they transfer the Post-Confirmation Estate Assets to the Post-Confirmation Estate. As will be more fully described in the Post-Confirmation Estate Agreement, any Cash in the Post-Confirmation Estate shall be applied, first, to the fees, costs, expenses and liabilities of the Plan Administrator, second, to make payments and distributions in respect of Allowed Claims in accordance with the terms of the Plan to the extent such payments and distributions were not made on the Effective Date and to satisfy any other administrative and wind-down expenses of the Post-Confirmation Estate and thereafter shall be available, as determined by the Plan Administrator, for distribution to beneficiaries in accordance with the Post-Confirmation Estate Agreement.

         4. GOVERNANCE AND ADMINISTRATION

         The Post-Confirmation Estate will be administered by the Plan Administrator, and any replacements thereafter selected in accordance with the provisions of the Post-Confirmation Estate Agreement. It is the responsibility of the Plan Administrator to determine in accordance with the Post-Confirmation Estate Agreement whether to prosecute, compromise or discontinue any claims of the Post-Confirmation Estate and the liquidation of any Post-Confirmation Estate Assets. The Plan Administrator will be [NAME OF PLAN ADMINISTRATOR].

         5. TRANSFER OF ASSETS

         The transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate (after taking into account the payments and distributions in respect of the Allowed Administrative Claims and Allowed Claims in Classes 1, 2 3, 4, 5, 6 and 7 on the Effective Date) shall be made, as provided herein, for the benefit of the Holders of such Allowed Administrative Claims, Priority Tax Claims and Claims in Classes 1, 2, 4, 5, 6 and 7 to be paid pursuant to the Plan by the Post-Confirmation Estate, to the extent such Holders are entitled to distributions under the Plan or the Post-Confirmation Estate Agreement. On the Effective Date, and after the Debtors' payments on behalf of the Holders of Allowed Administrative Claims and Allowed Claims in Classes 1, 2, 3, 4, 5, 6 and 7, the Debtors shall transfer title to the Post-Confirmation Estate Assets to the Post-Confirmation Estate. Upon the transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate, the Debtors shall have no interest in or with respect to the Post-Confirmation Estate Assets or the Post-Confirmation Estate. Notwithstanding the foregoing, to the extent the Debtors determine that any such transfer may implicate an exclusion in any Debtor's Director and Officer Insurance Policy, the Post-Confirmation Estate Assets at issue shall be assigned in another manner determined by the Debtors.

         For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Plan Administrator and the beneficiaries of the Post-Confirmation Estate) shall treat the transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate in accordance with the terms of the Plan, as a transfer by the Debtors to the Holders of Allowed Claims who are or become beneficiaries of the Post-Confirmation Estate followed by a transfer by such Holders to the Post-Confirmation Estate, and the beneficiaries of the Post-Confirmation Estate shall be treated as the grantors and owners thereof.

         6. VALUATION OF ASSETS

         As soon as possible after the Effective Date, the Plan Administrator shall value the Post-Confirmation Estate Assets based on the good faith determination of the Plan Administrator and the Plan Administrator shall apprise the beneficiaries of the Post-Confirmation Estate of such valuation. The valuation shall be used consistently by all parties (including the Debtors, Reorganized WebLink Wireless, the Plan Administrator and the beneficiaries of the Post-Confirmation Estate) for all federal income tax purposes. Any dispute regarding the valuation of these assets shall be resolved by the Bankruptcy Court.

         7. RESPONSIBILITIES AND SCOPE OF AUTHORITY OF POST-CONFIRMATION ESTATE AND PLAN ADMINISTRATOR

         The responsibilities and authority of the Plan Administrator and the Post-Confirmation Estate shall including (a) facilitating the prosecution or settlement of objections to and estimation of Claims, (b) calculating and implementing all distributions in accordance with the Plan, (c) filing all required tax returns and paying taxes and all other obligations on behalf of the Post-Confirmation Estate, (d) periodic reporting to the Bankruptcy Court and parties in interest of the status of the claims resolution process, distributions on Allowed Claims, prosecution of Bankruptcy Causes of Action and all other causes of action, (e) liquidating the Post-Confirmation Estate Assets and providing for the distribution of the net proceeds thereof in accordance with the provisions of the Plan, (f) managing the wind-down of the Debtors' operations, and (g) such other responsibilities as may be vested in the Plan Administrator pursuant to the Plan or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

         8. POWERS OF PLAN ADMINISTRATOR

         The powers of the Plan Administrator shall, without any further Bankruptcy Court approval in each one of the following cases, include (i) the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the Post-Confirmation Estate form funds held by the Plan Administrator and/or the Post-Confirmation Estate in accordance with the Plan, (ii) the power to engage employees and professional persons to assist the Plan Administrator with respect to his responsibilities, (iii) the power to compromise and settle claims, Bankruptcy Causes of Action and causes of action on behalf of or against the Post-Confirmation Estate after notice to adversely affected parties in interest and in accordance with the Post-Confirmation Estate Agreement, the Plan, Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan. Except as expressly set forth herein and in the Post-Confirmation Estate Agreement, the Plan Administrator, on behalf of the Post-Confirmation Estate, shall have absolute discretion to pursue or not pursue any and all claims, rights, Bankruptcy Causes of Action or other causes of action, as he determines is in the best interests of the Creditors and consistent with the purposes of the Post-Confirmation Estate, and shall have no liability for the outcome of his decision. The Plan Administrator may incur any reasonable and necessary expenses in liquidating and converting the Post-Confirmation Estate Assets to Cash.

         9. DISTRIBUTIONS

         The Plan Administrator shall from time to time make distributions to the beneficiaries of the Post-Confirmation Estate (on account of their Allowed Claims) in accordance with the Plan and the Post-Confirmation Estate Agreement, all net Cash income plus all net Cash proceeds from the liquidation of assets; provided, however, that the Post-Confirmation Estate may reserve and retain such amounts (i) as are necessary in the sole discretion of the Plan Administrator to meet contingent liabilities and to maintain the value of the Post-Confirmation Estate Assets during liquidation, (ii) to pay administrative expenses (including any taxes imposed on the Post-Confirmation Estate or in respect of the Post-Confirmation Estate Assets) and (iii) to satisfy other liabilities incurred or assumed by the Post-Confirmation Estate (or to which the Post-Confirmation Estate Assets are otherwise subject) in accordance with the Plan or the Post-Confirmation Estate Agreement. All such distributions shall be subject to the terms of the Plan and the Post-Confirmation Estate Agreement; provided, further, that of the net amount distributable, the Plan Administrator shall reserve, in accordance with Section 6.07 of the Plan, such amounts as would be distributable in respect of Disputed Claims (treating such Claims, for this purpose, as if they were Allowed Claims). The Post-Confirmation Estate may withhold from amounts distributable to any Entity any and all amounts, determined in the Plan Administrator's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

         10. DISPUTED CLAIMS RESERVE

         The Post-Confirmation Estate shall maintain, in accordance with the Post-Confirmation Estate's powers and responsibilities as described herein and in the Post-Confirmation Estate Agreement, a reserve of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts shall be distributed, as provided herein, as such Disputed Claims are resolved by settlement or Final Order, and shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

         11. TERMINATION

         The Post-Confirmation Estate will terminate no later than the fifth
(5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Post-Confirmation Estate for a finite period, if such extension is necessary to the liquidation of the Post-Confirmation Estate Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the Plan Administrator receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Post-Confirmation Estate as a grantor trust for federal income tax purposes.

         The duties, responsibilities and powers of the Plan Administrator shall terminate in accordance with the terms of the Post-Confirmation Estate Agreement.

         12. EXCULPATION; INDEMNIFICATION

         From and after the Effective Date, the Plan Administrator, the Plan Administrator's and the Post-Confirmation Estate's employees and each of their professionals and representatives shall be and hereby are exculpated by all Persons and Entities, including, without limitation, Holders of Claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Plan Administrator by the Plan, the Post-Confirmation Estate Agreement or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, or otherwise, except only for actions or omissions to act to the extent determined by an order of a court of competent jurisdiction (with such order becoming a final, non-appealable order) to be due to their own respective gross negligence or willful misconduct from and after the Effective Date. No Holder of a Claim or other party in interest will have or pursue any claim or cause of action against the Plan Administrator, the Post-Confirmation Estate or the employees or professionals or representatives of either the Plan Administrator or the Post-Confirmation Estate for making payments in accordance with the Plan or for implementing the provisions of the Plan. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence or willful misconduct. The Post-Confirmation Estate shall indemnify, defend and hold harmless the Plan Administrator, the Plan Administrator's and the Post-Confirmation Estate's employees, professionals and representatives from and against any and all claims, causes of action, liabilities, losses, damages and expenses (including attorneys' fees and expenses) (other than to the extent determined by an order of a court of competent jurisdiction (with such order becoming a final, non-appealable order) to be due to their own respective gross negligence or willful misconduct) to the fullest extent permitted by applicable law. The obligations of the Debtors to indemnify and reimburse the D&O Releasees against and for any obligations pursuant to articles of incorporation, codes of regulations, by-laws, applicable state law, or specific agreement, or any combination of the foregoing with respect to post-petition acts or omissions, shall be assumed by the Post-Confirmation Estate in accordance with Section 7.04 of the Plan. The Plan Administrator shall not be deemed a successor of the Debtors. The Plan Administrator and the Post-Confirmation Estate shall be authorized to obtain (by using Cash in the Post-Confirmation Estate) insurance coverage with respect to the responsibilities, liabilities and obligations of the Plan Administrator and the Post-Confirmation Estate and those Persons and/or Entities hired by the Plan Administrator and the Post-Confirmation Estate to discharge such responsibilities, liabilities and obligations.

E. PROVISIONS GOVERNING THE REORGANIZED ENTITIES

         1. VESTING OF ASSETS IN REORGANIZED WEBLINK WIRELESS

         On and as of the Effective Date, the Purchased Assets shall vest in Reorganized WebLink Wireless, free and clear of all Claims, liens, charges, or other encumbrances and Interests, other than any Claims, liens, charges or other encumbrances that Reorganized WebLink Wireless has expressly agreed to assume in the Purchase Agreement. On and after the Effective Date, Reorganized WebLink Wireless may operate the business and may use, acquire or dispose of property, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. In accordance with section 1109(b) of the Bankruptcy Code, nothing in the Plan shall preclude any party in interest from appearing and being heard on any issue in the Chapter 11 Cases.

         2. CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, AND CORPORATE ACTION OF THE REORGANIZED ENTITIES

                  (a) CERTIFICATE OF INCORPORATION AND BY-LAWS

         Unless the Sale Transaction is structured as a purchase of WebLink capital stock, the certificate of incorporation and by-laws of Reorganized WebLink Wireless will be in the form included in the Plan Supplement. If the Sale Transaction is structured as a purchase of WebLink capital stock, WebLink will amend its certificate of incorporation and by-laws to contain provisions that are no less favorable to shareholders or creditors of Reorganized WebLink Wireless than the certificate of incorporation and by-laws contained in the Plan Supplement.

                  (b) DIRECTORS AND OFFICERS

         Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Reorganized Entities will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the boards of directors of the Reorganized Entities and as Plan Administrator. To the extent any such Person is an insider, the nature of any compensation for such Person will also be disclosed. The classification and composition of the boards of directors of each of the Reorganized Entities shall be consistent with the certificate of incorporation of the applicable Reorganized Entity. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the applicable Reorganized Entity's respective certificate of incorporation and by-laws and the Delaware General Corporation Law.

         OFFICERS AND DIRECTORS OF REORGANIZED WEBLINK WIRELESS

         The following table sets forth certain information with respect to the proposed officers of Reorganized WebLink Wireless.

     Name                                          Position
     ----                                          --------
N. Ross Buckenham               President and Chief Executive Officer and a Director

Frederick G. Anderson           Senior Vice President, General Counsel and Secretary

Douglas S. Glen                 Senior Vice President of Operations

Kelly Prentiss                  Vice President of Finance, Chief Financial Officer and Treasurer

Sandra D. Neal                  Senior Vice President of Administration

Richard S. Nelson               Senior Vice President of Business Sales

Thomas O. Pardoe                Senior Vice President of Marketing and Business Development

Thomas Saine                    Vice President of Network Services

W. Wayne Stargardt              Senior Vice President of Carrier Services

Steve Weaver                    Vice President of Information Technology


                  (c) CORPORATE ACTION

         On the Effective Date, the appropriate officers of WebLink and the Reorganized Entities and members of the boards of directors of WebLink and the Reorganized Entities are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of WebLink or the applicable Reorganized Entity.

                  (d) MANAGEMENT INCENTIVE PLAN

         On or before the Effective Date, the Management Equity will be issued or reserved for issuance. The Management Equity issued on the Effective Date will vest on the following schedule:

         o        33 1/3% on the Effective Date.

         o The remaining Management Equity will vest at a rate of [ ]% on a monthly basis.

         o Upon a merger, change of control or a sale of substantially all of the assets of Reorganized WebLink Wireless, all issued Management Equity will vest automatically.

                                      III.
                               FINANCIAL ANALYSIS

A. LIQUIDATION ANALYSIS

         Pursuant to section 1129(a)(7) of the Bankruptcy Code (sometimes called the "Best Interests Test"), the Bankruptcy Code requires that each Holder of an impaired Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the dollar amount that would be generated from the hypothetical liquidation of the Debtors' assets and properties in the context of a Chapter 7 liquidation case. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the time of the commencement of the Chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors' business and the use of Chapter 7 for the purposes of a hypothetical liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code.

         A general summary of the assumptions used by the Debtors' management in preparing the liquidating analysis follows. The more specific assumptions are discussed below.

         1. ESTIMATE OF NET PROCEEDS

         Estimates were made of the cash proceeds which might be realized from the liquidation of the Debtors' assets. The Chapter 7 liquidation period is assumed to commence on April 1, 2002 and to average three months following the appointment of a Chapter 7 trustee. While some assets may be liquidated in less than three months, other assets may be more difficult to collect or sell, requiring a liquidation period substantially longer than three months; this time would allow for the collection of receivables, sale of assets and wind down of daily operations. Liquidation values were assessed for general classes of assets by estimating the percentage recoveries which the Debtors might achieve through their disposition.

         The Debtors have assumed disposition of their business and other assets in multiple transactions, rather than the disposition of the Company as an entirety, over a three month period commencing on April 1, 2002.

         2. ESTIMATE OF COSTS

         The Debtors' costs of liquidation under Chapter 7 would include the fees payable to a Chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtors during the Chapter 11 Cases and allowed in the Chapter 7 Cases, such as trade obligations, compensation for attorneys, financial advisors, appraisers, accountants and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code and any other committee so appointed.

         3. DISTRIBUTION OF NET PROCEEDS UNDER ABSOLUTE PRIORITY

         The foregoing post-petition types of claims, costs, expenses, fees and such other claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition priority and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full. THE DEBTORS BELIEVE THAT IN CHAPTER 7 CASES, HOLDERS OF THE WEBLINK NOTE CLAIMS, GENERAL UNSECURED CLAIMS, CONVENIENCE UNSECURED CLAIMS, SECURITIES CLAIMS AND INTERESTS WOULD RECEIVE NO DISTRIBUTIONS OF LIQUIDATION PROCEEDS.

         After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in Chapter 11 cases, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in Chapter 7 cases in the context of the expeditious liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail, and (iii) substantial increases in claims which would be satisfied on a priority basis, THE DEBTORS HAVE DETERMINED THAT CONFIRMATION OF THE PLAN WILL PROVIDE EACH CREDITOR AND EQUITY HOLDER WITH A RECOVERY THAT IS EQUAL TO OR GREATER THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTORS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

         Moreover, the Debtors believe that the value of the distributions from the liquidation proceeds to each class of Allowed Claims in a Chapter 7 case would be the same or less than the value of distributions under the Plan because such distributions in a Chapter 7 case may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the Claims and prepare for distributions. In the event litigation were necessary to resolve Claims asserted in the Chapter 7 cases, the delay could be further prolonged and administrative expenses further increased. The effects of this delay on the value of distributions under the hypothetical liquidation have not been considered.

         THE DEBTORS' LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Company or a Chapter 7 trustee. The actual amounts of claims against the Estates could vary significantly from the Company's estimate, depending on the claims asserted during the pendency of the Chapter 7 cases. This liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments or other potential claims. No value was assigned to additional proceeds which might result from the sale of certain items with intangible value. This analysis also does not include potential recoveries from avoidance actions. Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided herein.

         The liquidation analysis set forth below is based on the estimated values of the Debtors assets as of March 31, 2002. To the extent operations through such date are different than estimated, the asset values may change. These values have not been subject to any review, compilation or audit by any independent accounting firm.

                             WEBLINK WIRELESS, INC.
                              LIQUIDATION ANALYSIS
                              as of March 31, 2002
                                   ($ in 000s)


                                                  UNAUDITED
                                                   ADJUSTED              ESTIMATED                    ESTIMATED
                                                  BOOK VALUE             RECOVERY %              LIQUIDATION PROCEEDS
CURRENT ASSETS                                    MARCH 31,
                                                      2002           LOW          HIGH             LOW         HIGH          MID
                                                  ----------     ----------     ----------     ----------   ----------   ----------
   Cash and cash equivalents                           6,013            100%           100%         6,013        6,013        6,013
   Net Accounts Receivable                            15,928              5%            10%           796        1,593        1,195
   Inventory                                           5,517             50%            70%         2,759        3,862        3,310
   Other Current Assets                                9,558              0%             0%             0            0            0
NET FIXED ASSETS
   Network Equipment                                 112,546              0%             0%             0            0            0
   Computer Equipment                                 30,297              3%             5%           909        1,515        1,212
   Furniture & equipment                               4,682              5%            10%           234          468          351
   Leased Pagers                                       7,793              0%             0%             0            0            0
OTHER ASSETS
   NPCS licenses (net)                                 7,616             10%            15%           762        1,142          952
   Other noncurrent assets (net)                      20,496              0%             0%             0            0            0
                                                  ----------     ----------     ----------     ----------   ----------   ----------
     Total Assets/Estimated Liquidation Value     $  220,447                                       11,473       14,593       13,033
                                                  ==========                                   ----------   ----------   ----------

LESS ESTIMATED COSTS ASSOCIATED WITH
 LIQUIDATION
   Chapter 7 Trustee Fees (3%)                                                                       (344)        (438)        (391)
   Wind-down Operating Costs                                                                       (3,000)      (1,000)      (2,000)
   Professional Fees                                                                               (1,500)      (1,000)      (1,250)
                                                                                               ----------   ----------   ----------
     Total Costs Associated with Liquidation                                                       (4,844)      (2,438)      (3,641)
                                                                                               ----------   ----------   ----------
ESTIMATED CASH AVAILABLE FOR CLAIMS                                                                 6,628       12,155        9,392
                                                                                               ----------   ----------   ----------
SECURED CLAIMS:
   Pre-Petition Bank Credit Facility (including
     letters of credit)                                                                           (79,810)     (79,810)     (79,810)
   Other Secured Debt                                                                              (8,646)      (8,646)      (8,646)
                                                                                               ----------   ----------   ----------
     Total Secured Claims                                                                         (88,456)     (88,456)     (88,456)

     Estimated % of recovery for secured
       creditors                                                                                        7%          14%          11%
ESTIMATED SHORTFALL                                                                            $  (81,828)  $  (76,301)  $  (79,064)
                                                                                               ==========   ==========   ==========
Available to general unsecured claimants and
 noteholders                                                                                  $         0   $        0   $        0
Available to shareholders                                                                     $         0   $        0   $        0

         The Company has approached this liquidation analysis on an asset liquidation basis because there can be no assurance that the Company's FCC licenses could be assumed and assigned in a Chapter 7 case. The inability to assume and assign the FCC licenses would effectively eliminate the possibility that the Company could continue operating during the Chapter 7 case and be liquidated as a "going concern".

         The Company's management assumes that all networks would be shut down and no additional subscriber revenue would be earned and there would be no cash generated from operations

         4. FOOTNOTES TO LIQUIDATION ANALYSIS

CASH AND CASH EQUIVALENTS

         Cash consists of all cash in banks or operating accounts and liquid investments with maturities of three months or less and is assumed to be fully recoverable.

ACCOUNTS RECEIVABLE

         Accounts receivable consists of customer receivables for (i) the sale of one-way and two-way messaging services, (ii) the sale or lease of subscriber devices, (iii) non-recurring engineering fees, (iv) construction revenues related to the installation of transmitting and receiving equipment, and (v) non-airtime service revenues. The recovery of accounts receivable is based on management's estimate of collection, given such factors as the aging and historical collection patterns of the receivables, prepayments received from customers, and future service and warranty obligations. For the purposes of this liquidation analysis, it is assumed that the Company will not honor any service and warranty obligations due to the liquidation of the Company. As a result, the liquidation analysis assumes that a very low percentage of accounts receivable will be collected.

INVENTORY

         Inventory is comprised of new and used subscriber devices and uninstalled network equipment. The overall inventory recovery considers, among other things, reference to the financial condition of the Company's competitors that could be potential purchasers of the inventory, and is net of costs incurred to liquidate the inventories.

OTHER CURRENT ASSETS

         Other current assets consists primarily of miscellaneous prepaid expenses such as rent, insurance, maintenance, taxes, and deposits. Other current assets is assumed to have no estimated liquidation value.

NET FIXED ASSETS

         Net Fixed Assets includes network equipment, computer equipment, furniture and equipment and leased pagers.

         NETWORK EQUIPMENT: Network equipment includes, as its primary component, all radio transmission equipment (which includes all of the Company's transmitters, receivers, paging terminals, switches and other hardware throughout the United States). Management assumes that this equipment would have to be deconstructed and removed before resale as used equipment in a hypothetical Chapter 7 liquidation. Comparable sales values for used equipment were used as benchmarks, however, these values were then discounted by management to estimate liquidation value to take into account the excess equipment that would be placed into the market and the financial condition of the Company's competitors that could be potential purchasers of the equipment . A significant portion of the capitalized value of each transmitter site represents unrecoverable labor, wiring and site improvements.

         Management estimates that the deconstruction cost, whether conducted by the Company's employees or third-party contractors, for each transmitter and terminal site at $4,000 and $2,000, respectively. Total deconstruction costs are estimated at $8.9 million, which exceeds the estimated market value of the Company's network equipment. Therefore, the liquidation value of the Company's network equipment is estimated to be zero.

         FURNITURE AND EQUIPMENT: The value of furniture and equipment was based upon management's review of these assets and is assumed to have a negligible value because the cost of storing and selling used furniture is often more than its market value. No separate value has been ascribed in liquidation to leasehold improvements as the value of these improvements will either revert to the purchaser or lessor upon the sale or rejection of leases.

         LEASED PAGERS: Pagers leased to customers are assumed to have no estimated liquidation value because the Company will cease providing the services that it is contractually obligated to provide and it is unlikely that the pagers will be recovered from the customers.

NPCS LICENSES

         Although FCC narrowband PCS licenses may have value when sold as part of a going concern, the licenses revert to the FCC when the Company ceases providing messaging services, so no liquidation value is assumed.

         Although the liquidation of the Company's tradename and other intangible assets may have value in a going concern, management assumes no liquidation proceeds from the sale of other intangible assets due to the uncertainty of realizable value.

OTHER NONCURRENT ASSETS

         Other noncurrent assets primarily include deferred financing costs, and other miscellaneous assets. Management assumes these assets to have no value in a liquidation.

TRUSTEE FEES

         Trustee fees and expenses is estimated at 3% of gross liquidation proceeds. No priority claims other than trustee and professional fees are assumed.

WIND-DOWN OPERATING COSTS

         Wind-down operating costs consists of corporate overhead, severance, stay bonuses, and other related costs to be incurred during the Chapter 7 liquidation period. Management assumes that the liquidation would occur over a three-month period and that such expenses, costs and overhead would decrease over time.

PROFESSIONAL FEES

         Professional fees represents the costs of Chapter 7 cases related to attorneys, accountants, appraisers and other professionals retained by the trustee. Based on management's review of the nature of these costs and the outcomes of similar liquidations, fees are estimated to average approximately $0.5 million per month for three months during the liquidation period.

B. PROJECTIONS

         1. RESPONSIBILITY FOR AND PURPOSE OF THE PROJECTIONS

         As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the bankruptcy court determine that confirmation is not likely to be followed by a liquidation or the need for further financial reorganization of the debtor. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies feasibility standards, the Debtors' management has, through the development of financial projections (the "Projections"), analyzed the ability of the Debtors to meet their obligations under the Plan to maintain sufficient liquidity and capital resources to conduct their business. The Projections were also prepared to assist each Holder of a Claim in Classes 2, 3, 4, 5, 6 and 7 in determining whether to accept or reject the Plan.

         The Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in WebLink's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. Most of the assumptions about the operations of the business after the assumed Effective Date which are utilized in the Projections were prepared in January 2002 and were based, in part, on economic, competitive, and general business conditions prevailing at the time. While as of the date of this Disclosure Statement such conditions have not materially changed, any future changes in these conditions may materially impact the ability of the Debtors to achieve the Projections.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. WEBLINK'S INDEPENDENT ACCOUNTANT HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

         THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, THE DEBTORS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF REORGANIZED WEBLINK WIRELESS COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

         THE PROJECTIONS PROVIDED IN THE DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS' MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO REORGANIZED WEBLINK WIRELESS'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

         FINALLY, THE FOLLOWING PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF REORGANIZED WEBLINK WIRELESS, THE FAIR VALUE OF ITS ASSETS AND ITS ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. REORGANIZED WEBLINK WIRELESS WILL BE REQUIRED TO MAKE SUCH ESTIMATIONS AS OF THE EFFECTIVE DATE. SUCH DETERMINATION WILL BE BASED UPON THE FAIR VALUES AS OF THAT DATE, WHICH COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING ESTIMATES.

         2. SUMMARY OF SIGNIFICANT ASSUMPTIONS

         The Debtors have developed the Projections (summarized below) to assist both creditors and shareholders in their evaluation of the Plan and to analyze its feasibility. THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS DESCRIBED BELOW. ACTUAL OPERATING RESULTS AND VALUES MAY AND WILL VARY FROM THOSE PROJECTED. [INSERT ASSUMPTIONS]

         3. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Except for historical information, statements contained in this Disclosure Statement and incorporated by reference, including the projections in this section, may be considered "forward-looking statements" within the meaning of federal securities law. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the effect on the Company's business of operating while in Chapter 11 bankruptcy proceedings; the ability of the Company to continue operating as a going concern and successfully emerge from bankruptcy pursuant to a reorganization plan that provides for the Company to remain substantially intact; economic conditions and consumer confidence generally in the United States; the impact of technological change in the telecommunications industry; the future cost and availability of network infrastructure and subscriber devices; the impact of competition from broadband and narrowband personal communications service providers; pricing pressures on wireless data and paging products and services; the timely market acceptance of new products and services such as two-way messaging; changes in regulation by the Federal Communications Commission and various state regulatory agencies; and potential technical problems relating to the Company's wireless data network. For additional information considerations, see Section XI, Additional Considerations, and WebLink's filings with the Securities and Exchange Commission.

         4. FINANCIAL PROJECTIONS

         The financial projections prepared by management are summarized in the following tables. Specifically, the attached tables include: [DESCRIPTION]

                                      IV.
                      PROCEDURES FOR TREATMENT OF DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

A. RESOLUTION OF DISPUTED CLAIMS

         1. PROSECUTION OF OBJECTIONS TO CLAIMS

         From and after the Effective Date, the Plan Administrator and, in the case of Classes 4, 5 and 6, Reorganized WebLink Wireless, shall jointly have the exclusive authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Plan Administrator or, in the case of Classes 4, 5 and 6, Reorganized WebLink Wireless, may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

         2. ESTIMATION OF CLAIMS

         The Plan Administrator and, in the case of Classes 4, 5 and 6, Reorganized WebLink Wireless, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Plan Administrator and, in the case of Classes 4, 5 and 6, Reorganized WebLink Wireless, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         3. PAYMENTS AND DISTRIBUTIONS ON DISPUTED CLAIMS

         Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the Plan Administrator in his sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Subject to the provisions of Section 9.03 of the Plan, as soon as practicable after a Disputed Claim becomes an Allowed Claim in the sole discretion of Plan Administrator, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will receive the appropriate payment or distribution on the Allowed Claim(s), although, except as otherwise agreed by the Plan Administrator in his sole discretion, no payment or distribution will be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.

B. ALLOWANCE OF CLAIMS AND INTERESTS

         Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim or Interest shall be deemed Allowed, unless and until such Claim or Interest is deemed Allowed under the Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim or Interest. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases, prior to the Effective Date (including the Confirmation Order), the Post-Confirmation Estate after confirmation will have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest as of the date the Debtors filed their petitions for relief under the Bankruptcy Code. Pursuant to the Bankruptcy Code, all Claims of any entity that owes money to the Debtors shall be disallowed unless and until such entity pays the amount it owes the Post-Confirmation Estate in full. Any objection to an Administrative Claim, Priority Claim or Secured Claim must be filed and served within ninety (90) days of the Effective Date.

C. CONTROVERSY CONCERNING IMPAIRMENT

         If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

                                       V.
                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A. ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Immediately prior to the Effective Date, all executory contracts or unexpired leases of the Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to assume or reject pending on the Effective Date (which shall thereafter be rejected, assumed, assigned, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list to be Filed on or before the Confirmation Date, as to be rejected, or (4) are rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

B. CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

         All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed within thirty
(30) days after (i) the entry of the Confirmation Order by the Bankruptcy Court, or (ii) if arising from an executory contract or unexpired lease rejected after the entry of the Confirmation Order, the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors, the Post-Confirmation Estate or the Reorganized Entities, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided in the Plan. All such Claims for which proofs of Claim are required to be Filed will be, and will be treated as, General Unsecured Claims subject to the provisions of Article 9 of the Plan.

C. CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES ASSUMED

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of Reorganized WebLink Wireless or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

D. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         The obligations of the Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of their directors, officers or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, by a written agreement with the Debtors or the Delaware General Corporation Law, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and sections 365 and 1123 of the Bankruptcy Code as of the Effective Date and assigned to the Post-Confirmation Estate. Accordingly, such indemnification obligations shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

E. COMPENSATION AND BENEFIT PROGRAMS

         Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans are treated as executory contracts under the Plan and on the Effective Date will be assumed and assigned to Reorganized WebLink Wireless pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.

                                      VI.
                       PROVISIONS GOVERNING DISTRIBUTIONS

A. DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

         Except as otherwise provided in Article 8 of the Plan or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date, or as soon as practicable thereafter. Distributions on account of Claims that become Allowed Claims after the Effective Date shall be made as detailed in Sections 8.03, 8.05 and 9.03 of the Plan.

         For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the Reorganized WebLink Common Stock to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which it is actually dated, authenticated or distributed; provided, however, that the Plan Administrator shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

B. DISTRIBUTIONS BY THE PLAN ADMINISTRATOR AND THE INDENTURE TRUSTEE; DISTRIBUTIONS WITH RESPECT TO DEBT SECURITIES

         The Plan Administrator shall make all distributions required under the Plan other than those made by the Debtors on the Effective Date; provided, the Plan Administrator may opt to engage the Indenture Trustee for distributions to Classes 4 and 5. Notwithstanding the provisions of Section 5.10 of the Plan regarding the cancellation of the WebLink Note Indentures, the WebLink Note Indentures shall continue in effect to the extent necessary to allow the Indenture Trustee to receive and make distributions pursuant to the Plan on account of the WebLink Notes if requested by the Plan Administrator. Each Indenture Trustee providing services related to distributions to the Holders of Allowed WebLink Note Claims shall receive, from the Post-Confirmation Estate, with such approval as the Bankruptcy Court may require, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed to with the Plan Administrator.

C. DELIVERY AND DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         1. DELIVERY OF DISTRIBUTIONS IN GENERAL

         Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on records of the Debtors. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Secured Credit Facility Claims, Secured Vendor Financing Claims, and WebLink Note Claims shall be made in accordance with the provisions of the Plan and distributions will be made to Holders of record as of the Distribution Record Date.

         2. UNDELIVERABLE DISTRIBUTIONS

                  (a) HOLDING OF UNDELIVERABLE DISTRIBUTIONS

         If any Allowed Claim Holder's distribution is returned to the Plan Administrator as undeliverable, no further distributions shall be made to such Holder unless and until the Plan Administrator is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the Plan Administrator pursuant to Section 8.03 of the Plan until such time as a distribution becomes deliverable. Undeliverable cash shall not be entitled to any interest, dividends or other accruals of any kind.

                  (b) AFTER DISTRIBUTIONS BECOME DELIVERABLE

         From time to time, the Plan Administrator shall make all distributions that have become deliverable.

                  (c) FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

         In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, the Debtors or, following the Effective Date, the Plan Administrator will file with the Bankruptcy Court, a listing of Holders of unclaimed distributions. This list will be maintained for as long as the Bankruptcy Cases stay open. Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution on or before the earlier of (a) the date of termination of the Post-Confirmation Estate pursuant to an order of the Bankruptcy Court and (ii) five years after the Effective Date, shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Reorganized Entities, the Post-Confirmation Estate or the Post-Confirmation Estate Assets or their property. In such cases, any Cash or securities held for distribution on account of such Claims shall be property of the Post-Confirmation Estate, free of any restrictions thereon. Nothing contained in the Plan shall require the Debtors, an indenture trustee or the Plan Administrator to attempt to locate any Holder of an Allowed Claim.

D. DISTRIBUTION RECORD DATE

         As of the Distribution Record Date, the transfer register for the WebLink Notes as maintained by the Debtors, the Indenture Trustee or their respective agents, shall be closed and the transfer of WebLink Notes, or any interest therein, will be prohibited. Moreover, the Debtors and the Plan Administrator shall have no obligation to recognize the transfer of any WebLink Notes occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the Distribution Record Date.

E. TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         Unless otherwise provided for in Article 3 of the Plan or agreed to by the Holder of a Claim and the Debtors or, following the Effective Date, the Plan Administrator, each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. Periodic distributions shall also be made, pursuant to
Section 9.03 of the Plan, to Holders of Disputed Claims in any such Class whose Claims become Allowed from time to time. Such distributions shall also be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

F. SETOFFS

         The Debtors and, after the Effective Date, the Plan Administrator may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that the Debtors, the Reorganized Entities or, following the Effective Date, the Post-Confirmation Estate may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Post-Confirmation Estate or the Reorganized Entities of any such claims, rights and Causes of Action that the Debtors, the Post-Confirmation Estate or the Reorganized Entities may possess against such Holder.

G. SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

         Except as set forth in Section 8.08 of the Plan, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities or other documentation canceled pursuant to Section 5.10 of the Plan, the Holder of such Claim shall tender the applicable instruments, securities or other documentation evidencing such Claim to the Debtors, following the Effective Date, the Plan Administrator or, if directed by the Plan Administrator, any applicable Indenture Trustee. Any Cash or securities to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 8.03 of the Plan.

         Any Holder of any Claim that fails to surrender or is deemed to have failed to surrender the applicable documents evidencing such Claim, including, without limitation, any notes, instruments or certificates, required to be tendered in the times required in the Plan shall have its Claim for a distribution pursuant to the Plan on account of such applicable document discharged and shall be forever barred from asserting any such Claim against the Debtors, the Reorganized Entities or the Post-Confirmation Estate or their property.

H. LOST, STOLEN, MUTILATED OR DESTROYED DEBT SECURITIES

         Any Holder of a Claim evidenced by a WebLink Note or a note issued under the Prepetition Bank Credit Facility or the Vendor Financing Arrangement that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such WebLink Note or a note issued under the Prepetition Bank Credit Facility or the Vendor Financing Arrangement, deliver to the Plan Administrator or, if directed by the Plan Administrator, to the appropriate Indenture Trustee: (1) evidence satisfactory to the Plan Administrator of the loss, theft, mutilation or destruction; and (2) such security or indemnity as may be required by the Plan Administrator and/or any Indenture Trustee to hold the Plan Administrator, the Post-Confirmation Estate, the Reorganized Entities and/or any Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of a Claim evidenced by a WebLink Note or a note issued under the Prepetition Bank Credit Facility or the Vendor Financing Arrangement, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note or debenture.

                                      VII.
                              CONDITIONS PRECEDENT

A. CONDITIONS PRECEDENT TO CONFIRMATION

         It shall be a condition to Confirmation of the Plan that each of the following conditions shall have been satisfied or waived pursuant to the provisions of Section 10.03 of the Plan:

                  o approval by the Bankruptcy Court of all provisions, terms and conditions of the Purchase Agreement; and

                  o neither the Purchase Agreement nor the Sale Transaction shall have been terminated.

B. CONDITIONS PRECEDENT TO CONSUMMATION

         It shall be a condition to Consummation of the Plan that each of the following conditions shall have been satisfied or waived pursuant to the provisions of Section 10.03 of the Plan:

                           (1) the Confirmation Order shall have been signed by
                  the Bankruptcy Court and duly entered on the docket for the Chapter 11 Cases by the Clerk of the Bankruptcy Court in form and substance acceptable to the Debtors;

                           (2) the Confirmation Order shall be a Final Order;

                           (3) all other actions and documents necessary to
                  implement the Plan shall have been effected or executed, including the Post-Confirmation Estate Agreement;

                           (4) the Federal Communications Commission shall have
                  approved the Sale Transaction;

                           (5) all of the conditions to the closing under the
                  Purchase Agreement shall be satisfied or waived as provided therein such that the Debtors shall consummate the Sale Transaction and receive the Reorganized WebLink Wireless Funding simultaneously with the Consummation of the Plan; and

                           (6) the Post-Confirmation Estate shall have
                  sufficient Cash to permit payment of all of its and the Plan Administrator's projected fees, expenses and wind-down costs and all Allowed Claims to be paid after the Effective Date.

C. WAIVER OF CONDITIONS

         The Debtors, in their sole discretion, may waive any of the conditions to Confirmation of the Plan and/or to Consummation of the Plan set forth in
Section 10.01and 10.02 of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

D. EFFECT OF NON-OCCURRENCE OF CONDITIONS TO CONSUMMATION

         If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                     VIII.
                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

A. SUBORDINATION

         The classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to Section 11.01 of the Plan.

B. LIMITED RELEASES BY THE DEBTORS

         Except as otherwise specifically provided in the Plan, for good and valuable consideration, including, but not limited to, the service of the D&O Releasees to facilitate the expeditious reorganization of the Debtors and the implementation of the transactions contemplated by the Plan, the D&O Releasees, on and after the Effective Date, are released by the Debtors, the Reorganized Entities, the Plan Administrator and the Post-Confirmation Estate and their subsidiaries from any and all claims (as defined in section 10l(5) of the Bankruptcy Code), obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors, , the Reorganized Entities, the Plan Administrator and the Post-Confirmation Estate and their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, except in the case of the D&O Releasees, for claims or liabilities (i) in respect of any loan or advance of Cash by the Debtors or their subsidiaries to any such Person, or (ii) in respect of any contractual obligation owed by such Person to the Debtors or their subsidiaries.

C. PRESERVATION OF RIGHTS OF ACTION

         Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall assign to and Reorganized WebLink Wireless shall assume (or, in the event of a capital stock transaction, Reorganized WebLink Wireless shall retain) and Reorganized WebLink Wireless shall be entitled exclusively to enforce any claims, rights and Causes of Action other than Bankruptcy Causes of Action that the Debtors or the Estates may hold against any Person or Entity. Reorganized WebLink Wireless may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized WebLink Wireless. Notwithstanding the foregoing, the Debtors shall transfer to the Post-Confirmation Estate any and all Bankruptcy Causes of Action held by the Debtors against any Person or Entity.

D. EXCULPATION

         The Debtors, the Reorganized Entities, the Plan Administrator, the Post-Confirmation Estate, the D&O Releasees and the Committee(s) and their members and Professionals (acting in such capacity) shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other act taken or omitted to be taken in connection with the Debtors' Chapter 11 Cases.

E. INJUNCTION

         From and after the Effective Date, all Persons and Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any claim, obligation, debt, right, Cause of Action, remedy or liability released or to be released pursuant to Article 11 of the Plan.

                                      IX.
                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

         o allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

         o grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

         o resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article 7 of the Plan to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

         o ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion filed pursuant to Article 8 of the Plan;

         o decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, the Reorganized Entities, the Plan Administrator or the Post-Confirmation Estate that may be pending on the Effective Date;

         o enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

         o resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

         o issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

         o resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article 11 of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

         o enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         o determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

         o        enter an order and/or final decree concluding the Chapter 11
                  Cases.

                                       X.
                       PROCESS OF VOTING AND CONFIRMATION

         The following is a brief summary regarding the acceptance and confirmation of the Plan. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys. Additional information regarding voting procedures is set forth in the Notice accompanying this Disclosure Statement.

A. VOTING INSTRUCTIONS

         This Disclosure Statement, accompanied by a Ballot to be used for voting on the Plan, is being distributed to Holders of Claims in Classes 2, 3, 4, 5, 6 and 7. Only such Holders are entitled to vote to accept or reject the Plan and may do so by completing the Ballot and returning it to the Information Agent. IN LIGHT OF THE BENEFITS TO BE ATTAINED BY THE PLAN ON BEHALF OF EACH CLASS OF CLAIMS, THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS IN EACH OF THE IMPAIRED CLASSES 2, 3, 4, 5, 6 AND 7 VOTE TO ACCEPT THE PLAN AND RETURN THE BALLOT.

         BALLOTS MUST BE RECEIVED BY BANKRUPTCY SERVICES, LLC (the "Information Agent"), [address of information agent], ATTENTION: [__________] ON OR BEFORE 4:00 P.M., PREVAILING EASTERN TIME, ON ____________ __, 2002. ANY BALLOT RECEIVED AFTER THAT TIME MAY NOT BE COUNTED. ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED AN ACCEPTANCE OF THE PLAN.

         Except to the extent the Debtors so determines or as permitted by the Bankruptcy Court, Ballots received after [______________ __, 2002] (the "Voting Deadline") will not be accepted or counted by the Debtors in connection with the Debtors' request for confirmation of the Plan. The Debtors expressly reserve the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with the requirements of Section 1127 of the Bankruptcy
Code). If the Debtors make a material change in the terms of the Plan or if the Debtors waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation, in each case to the extent required by law.

         If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors to so act on behalf of a beneficial interest holder.

         Except as provided below or as ordered by the Court, unless the Ballot being submitted is timely submitted on or prior to the Voting Deadline, the Debtors may, in their discretion, reject such Ballot as invalid and, therefore, decline to utilize it in connection with confirmation of the Plan by the Bankruptcy Court.

         In the event a Claim is disputed or a designation is requested under section 1126(e) of the Bankruptcy Code, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

         The method of delivery of Ballots to be delivered to the Information Agent is at the election and risk of each Holder of Claims. Except as otherwise provided in the Plan, such delivery will be deemed made only when actually received by the Information Agent. Instead of effecting delivery by mail, it is recommended that such Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

         Any Holder of Impaired Claims who has delivered a valid Ballot voting on the Plan may withdraw such vote solely in accordance with Rule 3018(a) of the Federal Rules of Bankruptcy Procedure.

         Subject to any contrary order of the Bankruptcy Court, the Debtors reserve the absolute right to reject any and all Ballots not proper in form, the acceptance of which would, in the opinion of the Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code. Subject to contrary order of the Bankruptcy Court, the Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot unless otherwise directed by the Bankruptcy Court. The Debtors' interpretation of the terms and conditions of the Plan (including the Ballot and the Voting Instructions), unless otherwise directed by the Bankruptcy Court, shall be final and binding on all parties. Unless waived or as ordered by the Bankruptcy Court, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will not be counted.

B. CONFIRMATION HEARING

         Subsection 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation Hearing"). Subsection 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.

         The Bankruptcy Court has scheduled the Confirmation Hearing for __________ __, 2002, before the Honorable Steven A. Felsenthal, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Northern District of Texas, Earl Cabell Federal Building, 1100 Commerce Street, 14th floor, Dallas, Texas 75242. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

         Objections to confirmation of the Plan must be filed and served on or before __________ __, 2002, in accordance with the Notice accompanying this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE APPROVAL ORDER, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C. STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

         At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Court have been satisfied. If so, the Bankruptcy Court shall enter the Confirmation Order. The Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

         o The Plan complies with the applicable provisions of the Bankruptcy Code.

         o The Debtors, as Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code.

         o The Plan has been proposed in good faith and not by any means forbidden by law.

         o Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after the confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

         o With respect to each class of Impaired Claims or Interests, either each Holder of a Claim or Interest of such class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code.

         o Each Class of Claims or Interests that is entitled to vote on the Plan has either accepted the Plan or is not impaired under the Plan.

         o Except to the extent that the Holder of a particular Claim will agree to a different treatment of such Claim, the Plan provides that Allowed Administrative Claims and Allowed Other Priority Claims will be paid in full on the Effective Date or as soon as is practicable and that Allowed Priority Tax Claims will be paid in full with interest over a period of six years from assessment.

         o At least one Class of impaired Claims will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such class.

         o Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

         o All fees of the type described in 28 U.S.C. Section 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

         The Debtors believe that (a) the Plan satisfies or will satisfy all of the statutory requirements of Chapter 11 of the Bankruptcy Code; (b) it has complied or will have complied with all of the requirements of Chapter 11; and
(c) the Plan has been proposed in good faith.

         1. BEST INTERESTS OF CREDITORS TEST/LIQUIDATION ANALYSIS

         Before the Plan may be confirmed, the Bankruptcy Court must find (with certain exceptions) that the Plan provides, with respect to each Class, that each Holder of a Claim or Interest in such Class either (a) has accepted the Plan or (b) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such person would receive or retain if the Debtors liquidated under Chapter 7 of the Bankruptcy Code.

         In Chapter 7 liquidation cases, unsecured creditors and interest holders of a debtor are paid from available assets generally in the following order, with no lower class receiving any payments until all amounts due to senior classes have been paid fully or payment provided for:

         o Secured creditors (to the extent of the value of their collateral).

         o        Priority creditors.

         o        Unsecured creditors.

         o Debt expressly subordinated by its terms or by order of the Bankruptcy Court.

         o        Interest Holders.

         As described in more detail in the Liquidation Analysis in Article IV herein, the Debtors believe that the value of any distributions in Chapter 7 cases would be equal or less than the value of distributions under the Plan because such distributions in Chapter 7 cases may not occur for a longer period of time thereby reducing the present value of such distributions. In this regard, it is possible that distribution of the proceeds of a liquidation could be delayed for a period in order for a Chapter 7 trustee and its professionals to become knowledgeable about the Bankruptcy Case and the Claims against the Debtors. In addition, the fees and expenses of a Chapter 7 trustee would likely exceed those of the Estates' Representative, thereby further reducing cash available for distribution.

         2. FINANCIAL FEASIBILITY

         The Bankruptcy Code requires the Bankruptcy Court to find, as a condition to confirmation, that confirmation is not likely to be followed by the liquidation of the Debtors or the Reorganized Entities or the need for further financial reorganization, unless such liquidation is contemplated by the Plan. Pursuant to the terms of the Plan, the Debtors and the Post-Confirmation Estate will possess sufficient cash to satisfy its post-petition obligations under the Plan.

         3. ACCEPTANCE BY IMPAIRED CLASS

         The Bankruptcy Code requires, as a condition to confirmation, that each class of Claims or Interests that is impaired under the Plan accept the Plan, with the exception described in the following section. A class that is not "impaired" under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required. A class is "impaired' unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the Holder of such claim or interest; (b) cures any default and reinstates the original terms of the obligation; or (c) provides that on the consummation date, the Holder of the claim or interest receives cash equal to the allowed amount of such claim or, with respect to any interest, any fixed liquidation preference to which the interest Holder is entitled or any fixed price at which the debtor may redeem the security.

         4. CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

         Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan, provided that such plan has been accepted by at least one impaired class. Holders of Claims in Class 8 and Holders of Interests in Class 9 are impaired and are deemed to have rejected the Plan. Thus, the Debtors will seek the application of the statutory requirements set forth in
Section 1129(b) of the Bankruptcy Code for confirmation of the Plan despite lack of acceptance by all Impaired Classes.

         Section 1129(b) of the Bankruptcy Code states that notwithstanding the failure of an impaired class to accept a plan of reorganization, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as "cram-down," so long as the plan does not "discriminate unfairly," and is "fair and equitable" with respect to each class of Claims or Interests that is impaired under, and has not accepted, the plan.

         The condition that a plan be "fair and equitable" with respect to a non-accepting class of secured claims includes the requirements that (a) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan and (b) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant's interest in the debtor's property subject to the liens.

         The condition that a plan be "fair and equitable" with respect to a non-accepting class of unsecured claims includes the requirement that either:
(a) such class receive or retain under the plan property of a value as of the effective date of the plan equal to the allowed amount of such claim or (b) if the class does not receive such amount, no class junior to the non-accepting class may receive a distribution under the plan.

         The condition that a plan be "fair and equitable" with respect to a non-accepting class of interests includes the requirements that either: (a) the plan provide that each holder of an interest in such class receive or retain under the plan, on account of such interest, property of a value, as of the effective date of the plan, equal to the greater of(i) the allowed amount of any fixed liquidation preference to which such holder is entitled; (ii) any fixed redemption price to which such holder is entitled; or (iii) the value of such interest; or (b) if the class does not receive such an amount as required under
(a), no class of interests junior to the non-accepting class may receive a distribution under the plan.

                                      XI.
                            ADDITIONAL CONSIDERATIONS

         ALL IMPAIRED HOLDERS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

A. FINANCIAL INFORMATION; DISCLAIMER

         Although the Debtors have used their best efforts to ensure the accuracy of the financial information provided in this Disclosure Statement, the financial information contained in this Disclosure Statement has not been audited and is based upon an analysis of data available at the time of the preparation of the Plan and Disclosure Statement. While the Debtors believe that such financial information fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant or represent that the information contained herein and attached hereto is without inaccuracies.

B. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of (1) certain federal income tax consequences of the Plan to the Holders of Class 2 through Class 7 Claims (together "Claims") and (2) certain federal income tax consequences of the Plan to the Company.

         This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), final, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis). The statements of law and legal conclusions set forth below reflect the Company's view of the appropriate interpretation of those provisions, based in part on the advice of Davis Polk & Wardwell, special counsel to the Company. There can be no assurance that the Internal Revenue Service ("IRS") or a court will agree with the federal income tax consequences described below.

         This discussion provides general information only and does not describe all of the tax consequences that may be relevant to a Holder in light of its particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding their investment in the Company underlying any Claim as part of a hedge, foreign Persons, holders whose functional currency is not the U.S. dollar, Persons subject to the alternative minimum tax or Persons to whom property was or is transferred in connection with the performance of services. In particular, this discussion does not address special tax rules that apply with respect to banks.

         THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN FOR HOLDERS AND THE COMPANY ARE COMPLEX. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MATTERS DISCUSSED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN TAX LAWS.

         FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

         The Sale Transaction may result in the recognition of taxable gain or loss by the Debtors for U.S. federal income tax purposes. Nevertheless, due to available net operating losses and other loss carryforwards, the Debtors do not anticipate that a material federal income tax liability, if any, will be incurred as a result of the Sale Transaction. To the extent that any federal income tax liability results from the Sale Transaction, or from the transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate, the Debtor will pay the resulting tax to the IRS. The Plan also provides that WebLink will be dissolved unless the Sales Transaction is structured as the purchase of WebLink capital stock. As a result, there will be no net operating loss or capital loss carryforwards or other tax attributes available to the Debtors or to the Post-Confirmation Estate following the Effective Date after giving effect to the transactions contemplated by the Plan.

         FEDERAL INCOME TAX TREATMENT OF THE POST-CONFIRMATION ESTATE

                  Classification of the Post-Confirmation Estate

         Pursuant to the Plan, the Debtors will transfer the Post-Confirmation Estate Assets to the Post-Confirmation Estate which will become obligated to make Distributions in accordance with the Plan. The Plan provides, and this discussion assumes, that the Post-Confirmation Estate will be treated for federal income tax purposes as a "liquidating trust" as defined in Treasury Regulation Section 301.7701-4(d). Based on this assumption, for federal income tax purposes the Post-Confirmation Estate will be treated as a grantor trust, the owners and grantors of which will be its beneficiaries. Accordingly, because a grantor trust is treated as a pass-through entity for federal income tax purposes, no tax should be imposed on the Post-Confirmation Estate itself. Instead, the beneficiaries of the Post-Confirmation Estate will be taxed on their allocable shares of the Post-Confirmation Estate's net income or gain in each taxable year, whether or not they receive any distributions from the Post-Confirmation Estate attributable to such income or gain.

         Although the Post-Confirmation Estate has been structured with the intention of complying with the guidelines established by the IRS in Revenue Procedure 94-45 for the formation of liquidating trusts, it is possible that the IRS could assert that the Post-Confirmation Estate should be characterized in a different manner. Such an alternate characterization of the Post-Confirmation Estate could result in materially different and possibly materially greater tax liability to the Post-Confirmation Estate and/or the Holders of Claims and thus could have a material adverse effect on the Holders of Claims. No ruling has been or will be requested from the IRS concerning the tax status of the Post-Confirmation Estate and there can be no assurances that the IRS will not assert an alternative characterization of the Post-Confirmation Estate.

                  Tax Reporting

         The Plan Administrator will file tax returns with the IRS for the Post-Confirmation Estate as grantor trust in accordance with Treasury Regulation
Section 1.671-4(a). The plan Administrator will also send to each beneficiary of the Post-Confirmation Estate a separate statement setting forth such beneficiary's allocable share of items of income, gain, loss, deduction and credit and will instruct such beneficiary to report such items on its federal income tax return.

                  Reserve for Disputed Claims

         The Plan Administrator must establish a reserve on account of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts, net of certain expenses, shall be distributed as such Disputed Claims are resolved in the same manner as had such Disputed Claim been an Allowed Claim as of the Effective Date, together with any net earnings related thereto. The Post-Confirmation Estate will pay taxes on the taxable net income or gain allocable to Holders of Disputed Claims on behalf of such Holders and, when such Disputed Claims are ultimately resolved, Holders whose Disputed Claims are determined to be Allowed Claims will receive distributions from the Post-Confirmation Estate net of taxes which the Post-Confirmation Estate had previously paid on their behalf.

         FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS

         Holders of Allowed Claims will recognize taxable gain or loss in an amount equal to the difference between the amount realized by or allocated to them as a result of the transactions contemplated by the Plan and the Holder's adjusted tax basis in the investment underlying the Allowed Claim immediately prior to the Effective Date. For these purposes, the amount realized with respect to a particular class of Claims will be as follows:

         o The amount realized for a Holder of Class 2 Claims, Class 3 or Class 7 Claims will equal the cash plus the fair market value as of the Effective Date of the Reorganized WebLink Wireless Subordinated Note or Reorganized WebLink Wireless Vendor Note, if any, received in respect of a Holder's Allowed Claim.

         o The amount realized for a Holder of Class 4, Class 5 or Class 6 Claims will equal the fair market value of the shares of Reorganized WebLink Wireless Common Stock received as determined on the Effective Date.

         The character of any gain or loss recognized by a Holder will depend upon the particular facts and circumstances relevant to a Holder including the status of the Holder, the purpose and circumstances of the acquisition of the investment underlying the Claim and the Holder's holding period in the investment.

         HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE CHARACTER OF ANY GAIN OR LOSS RECOGNIZED IN THE EXCHANGE AND THE CONSEQUENCES OF HOLDING THE INVESTMENT IN THE COMPANY RECEIVED IN THE EXCHANGE.

C. LIQUIDITY CONSIDERATIONS

         1. RESTRICTION ON TRANSFER

         Holders of Reorganized WebLink Wireless Common Stock who are deemed to be "underwriters" as defined in Section 1145(b) of the Bankruptcy Code, or who are otherwise deemed to be "affiliates" or "control persons" of Reorganized WebLink Wireless within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), will be unable to offer or sell their Reorganized WebLink Wireless Common Stock after the Effective Date, except pursuant to an available exemption from registration under the Securities Act and under equivalent state securities or "blue sky" laws.

         2. POTENTIAL NON-LIQUIDITY OF PLAN SECURITIES

         No established trading market exists for the Reorganized WebLink Wireless Common Stock, and no assurance can be given that such a trading market will develop following the effectiveness of the Plan or, if a trading market for the Reorganized WebLink Wireless Common Stock develops, no assurance can be given as to the liquidity of such a trading market.

D. SECURITIES LAWS MATTERS

         THE ISSUANCE OF THE REORGANIZED WEBLINK WIRELESS COMMON STOCK UNDER THE PLAN RAISES CERTAIN SECURITIES LAW ISSUES UNDER THE BANKRUPTCY CODE AND FEDERAL AND STATE SECURITIES LAWS THAT ARE DISCUSSED IN THIS SECTION. THE INFORMATION CONTAINED IN THIS SECTION SHOULD NOT BE CONSIDERED APPLICABLE TO ALL SITUATIONS OR ALL CREDITORS OR INTERESTS HOLDERS RECEIVING REORGANIZED WEBLINK WIRELESS COMMON STOCK UNDER THE PLAN. CREDITORS AND INTEREST HOLDERS SHOULD CONSULT THEIR OWN LEGAL COUNSEL CONCERNING THE FACTS AND CIRCUMSTANCES WITH RESPECT TO THE TRANSFER OF REORGANIZED WEBLINK WIRELESS COMMON STOCK.

         1. INITIAL ISSUANCE OF REORGANIZED WEBLINK WIRELESS COMMON STOCK

         Section 1145 of the Bankruptcy Code provides that the securities registration and qualification requirements of federal and state securities laws do not apply to the offer or sale of stock, warrants or other securities by a debtor if the offer or sale occurs under a plan of reorganization and the securities are transferred in exchange (or principally in exchange) for a claim against or interest in a debtor. The Debtors believe that the initial issuance of Reorganized WebLink Wireless Common Stock to claimants will be exempt from the registration and qualification requirements of federal and state securities laws under Section 1145 of the Bankruptcy Code.

         2. RESALE OF CLAIMANTS SECURITIES

         Any claimant who is not an "underwriter" under Section 1145 of the Bankruptcy Code and is not an "affiliate" under Rule 144 of the Securities Act may resell Reorganized WebLink Wireless Common Stock received under the Plan without registering such sale under the Securities Act. The term "underwriter," as used in Section 1145 of the Bankruptcy Code, includes four (4) categories of persons: "issuers," "accumulators," "distributors" and "syndicators."

         To the extent that persons deemed "underwriters" receive securities pursuant to the Plan, resale by such persons would not be exempted by Section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act. Given the complex, subjective nature of the question of whether a particular Holder may be an "underwriter," the Debtors make no representations concerning the right of any person to trade in Reorganized WebLink Wireless Common Stock. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF REORGANIZED WEBLINK WIRELESS COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

         Issuers. The term "issuer" for purposes of Section 1145 of the Bankruptcy Code includes any person directly or indirectly controlling or controlled by the Debtors, as the case may be, or any person under direct or indirect common control with the Debtors. Whether a person is an "issuer," and therefore an "underwriter," for purposes of Section 1145(b) of the Bankruptcy Code, depends on a number of factors. These include: (i) the person's interest in a reorganized debtor (or a successor to the debtor under a plan of reorganization); (ii) the distribution and concentration of other interests in a reorganized debtor; (iii) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of a reorganized debtor; and (iv) whether the person actually has such power notwithstanding the absence of formal indicia of control. The legislative history of Section 1145 of the Bankruptcy Code suggests that a claimant with at least 20% of the securities of a company could be deemed a controlling person.

         Accumulators and Distributors. "Accumulators" are persons who purchase Claims against Debtors with a view to distribution of any Reorganized WebLink Wireless Common Stock to be received under the Plan in exchange for such Claim. "Distributors" are persons who offer to sell securities or warrants for the holders of such securities. In prior bankruptcy cases, the staff of the Securities and Exchange Commission has taken the position that resales by accumulators and distributors of securities distributed under a plan are exempt from the registration requirements of the Securities Act if made in "ordinary trading transactions."

         Syndicators. "Syndicators" are persons who offer to buy securities for distribution, under an agreement made in connection with the Plan, with consummation of the Plan or in connection with the offer or sale of such securities under the Plan.

         Dealers. "Dealers" are persons who engage either for all or part of their time, directly or indirectly, as agents, brokers or principals, in the business of offering, buying, selling or otherwise dealing or trading in securities. Section 4(3) of the Securities Act will exempt transactions in Reorganized WebLink Wireless Common Stock issued to creditors under the Plan by Dealers taking place more than forty (40) days after the Effective Date. Within the forty (40) day period after the Effective Date, transactions by Dealers who are stockbrokers are exempt from the Securities Act pursuant to Section 1145(a)(4) of the Bankruptcy Code, as long as the stockbrokers deliver a copy of this Disclosure Statement (and supplements hereto, if any, as ordered by the Court) at or before the time of the transactions.

E. CERTAIN BANKRUPTCY CONSIDERATIONS

         1. OBJECTION TO CLASSIFICATIONS

         Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code; however, there can be no assurance that the Court would reach the same conclusion.

         2. RISK OF NON-CONFIRMATION OF THE PLAN

         Even if all Impaired Classes accept or could be deemed to have accepted the Plan, the Plan may not be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, (a) that the confirmation of the Plan not be followed by a need for further financial reorganization, (b) that the value of distributions to dissenting Holders not be less than the value of distributions to such Holders if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code and (c) that the Plan and the Plan proponent otherwise comply with the applicable provisions of the Bankruptcy Code. Although the Debtors believe that the Plan will meet all applicable tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

         3. NONCONSENSUAL CONFIRMATION

         Pursuant to the "cramdown" provisions of section 1129(b) of the Bankruptcy Code, the Bankruptcy Court can confirm the Plan at the Debtors' request if at least one Impaired Class of Claims has accepted the Plan (with such acceptance being determined without including the acceptance of any "insider" in such Class) and, as to each Impaired Class which has not accepted the Plan, the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to Impaired Classes. IN ACCORDANCE WITH SUBSECTION 1129(a)(8) OF THE BANKRUPTCY CODE, THE DEBTORS WILL BE REQUIRED TO REQUEST CONFIRMATION OF THE PLAN WITHOUT THE ACCEPTANCE OF ALL IMPAIRED CLASSES ENTITLED TO VOTE IN ACCORDANCE WITH SUBSECTION 1129(b) OF THE BANKRUPTCY CODE.

         The Debtors reserve their right to modify the terms of the Plan as necessary for the confirmation of the Plan without the acceptance of all Impaired Classes. Such modification could result in a less favorable treatment of any non-accepting Class or Classes, as well as of any Classes junior to such non-accepting Classes, than the treatment currently provided in the Plan. Such less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than that currently provided in the Plan or no distribution of property whatsoever under the Plan.

         4. DELAYS OF CONFIRMATION AND/OR EFFECTIVE DATE

         Any delays of either confirmation or effectiveness of the Plan could result in, among other things, increased professional fee claims. These or any other negative effects of delays of either confirmation or effectiveness of the Plan could endanger the ultimate approval of the Plan by the Bankruptcy Court.

                                      XII.
                           FIRST DAY AND OTHER MOTIONS

         On May 23, 2001, the Debtors sought approval from the Bankruptcy Court of certain motions and applications (the "First Day Motions") which the Debtors filed simultaneously with its petition for relief commencing the Chapter 11 Cases. Set forth below is a brief summary of the First Day Motions and other motions filed by the Debtors in the Chapter 11 Cases.

A. SCHEDULING OF HEARING AND NOTICE PROCEDURES REGARDING APPROVAL OF DISCLOSURE STATEMENT FOR JOINT PLAN OF REORGANIZATION.

         On ________ __, 2002, the Court entered an order in respect of the Debtors' motion seeking, among other things, approval of this Disclosure Statement (the "Disclosure Statement Motion"), scheduling a hearing held on _______ __, 2002, to consider whether this Disclosure Statement contained adequate information pursuant to Section 1125 of the Bankruptcy Code and approving notice procedures in connection with such hearing. In addition to seeking to schedule a hearing, notice procedures and the adequacy of the Disclosure Statement itself, by the

Disclosure Statement Motion, the Debtors also sought to schedule the Confirmation Hearing, notice and objection procedures with respect thereto and to establish, as more fully set forth herein and in the Disclosure Statement Order, procedures for the allowance and/or estimation of certain Claims or Classes of Claims and/or Interests, as the case may be. On _________ __, 2002, the Court entered an order approving the Disclosure Statement Motion.

B. RETENTION OF WINSTEAD SECHREST & MINICK P.C. AS COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION AND DAVIS POLK & WARDWELL AS SPECIAL COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION.

         The Debtors retained Winstead Sechrest & Minick P.C. ("Winstead") as their bankruptcy attorneys in these Chapter 11 Cases. On June 13, 2001, the Court entered an order approving the retention of Winstead. Winstead provided advice prior to the Petition Date and have continued to act as Debtors' bankruptcy attorneys in these Chapter 11 Cases. In addition to Winstead, the Debtors retained Davis Polk & Wardwell ("Davis Polk") as Special Counsel under 11 U.S.C. Section 327(e). Davis Polk served as the Debtors' primary general counsel prior to these Chapter 11 Cases and has continued to provide advice to Debtors throughout the Chapter 11 Cases.

C. GREENHILL & CO., LLC AS FINANCIAL ADVISORS TO DEBTORS AND DEBTORS IN POSSESSION.

         Prior to the Petition Date, the Debtors retained Greenhill & Co., LLC ("Greenhill") to provide financial advisory services. The Lenders and the Committee objected to the terms of Greenhill's engagement, specifically, the terms of a restructuring fee to be paid to Greenhill upon the successful reorganization of Debtors' businesses. On August 17, 2001, after various modifications were made to Greenhill's proposed compensation, the Court approved the Debtors' application to employ Greenhill as their financial advisors. Specifically, the Court approved Greenhill's retention as financial advisor and substantially approved the terms of Greenhill's retention. Pursuant to the Court's request, the parties were able to negotiate a resolution to the filed objection.

D. RETENTION OF BANKRUPTCY SERVICES, LLC ("BSL") AS CLAIMS AND NOTICING AGENT.

         On June 11, 2001, the Court entered an order approving the employment of Bankruptcy Services, LLC ("BSL") to act as claims and noticing agent to, among other things, (i) transmit, receive, docket and maintain claims; (ii) process other administrative information and (iii) tabulate acceptances and rejections of Debtors' plan of reorganization. Debtors determined that BSL was well-qualified to serve in this capacity and that BSL's retention was in the best interests of Debtors' Estates and their creditors, based upon its experience and the competitiveness of its fees.

E. EMPLOYEE CLAIMS AND EXISTING BENEFIT PROGRAMS

         The Debtors obtained an order authorizing the Debtors to pay and honor their prepetition obligations to certain employees in the ordinary course of business. This relief should enable the Debtors to maintain its excellent relationships with their employees.

F. CASH MANAGEMENT SYSTEM

         Pursuant to this motion, the Debtors obtained authorization to use their current cash management system and bank accounts.

G. DIP FINANCING

         On June 17, 2001, the Debtors obtained entry of a final order permitting borrowings under the DIP Facility. See Section I.D.2 of this Disclosure Statement.

H. EXCLUSIVITY

         The Debtors obtained an initial extension of the exclusive, 120 day period in which only the they may file a plan of reorganization, from approximately September 2, 2001 until December 17, 2001. In December 2001, this exclusive period was again extended, without opposition, until January 21, 2002. On January 17, 2002, the Bankruptcy Court granted a further extension of exclusivity until February 19, 2002, and the Debtors' exclusive right to solicit acceptances of a plan was extended until April 19, 2002. This exclusive right to solicit acceptances to the Plan may be further extended.

I. SALE AND PROCEDURES

         [DESCRIPTION OF MOTION FOR SALE AND BIDDING PROCEDURES]

                                     XIII.
                            MISCELLANEOUS PROVISIONS

         Certain additional miscellaneous information regarding the Plan is set forth below.

A. DISSOLUTION OF COMMITTEE(S)

         On the Effective Date, the Committee shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

B. PAYMENT OF STATUTORY FEES

         All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date. Any such fees accrued after the Effective Date will constitute an Allowed Administrative Claim and be treated in accordance with Section 2.01 of the Plan.

C. DISCHARGE OF DEBTORS

         Except as otherwise provided in the Plan: (1) the rights afforded in the Plan and the treatment of all Claims and Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors and the Debtors in Possession, or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Interests in the Debtors shall be satisfied, discharged and released in full and (3) all Persons and Entities shall be precluded from asserting against the respective Debtors, the Reorganized Entities, the Plan Administrator, the Post-Confirmation Estate, Reorganized WebLink Wireless, their successors or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

D. MODIFICATION OF PLAN

         Subject to the limitations contained in the Plan, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors, the Plan Administrator or the Reorganized Entities, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

E. REVOCATION OF PLAN

         The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke and withdraw the Plan.



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

F. SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

G. RESERVATION OF RIGHTS

         Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

H. SECTION 1146 EXEMPTION

         Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan (including, without limitation, any such action under the Sale Transaction) may not be taxed under any law imposing a stamp tax or similar tax.

I. COMPLIANCE WITH TAX REQUIREMENTS

         In connection with the consummation of the Plan, the Debtors, Reorganized WebLink Wireless, the Plan Administrator and the Post-Confirmation Estate, as applicable, shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

J. FURTHER ASSURANCES

         The Debtors, the Reorganized Entities, the Plan Administrator, the Post-Confirmation Estate and all Holders of Claims receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

K. SERVICE OF DOCUMENTS

         Except as otherwise provided by order of the Bankruptcy Court, any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid to:

                                    WEBLINK WIRELESS, INC.
                                    PAGEMART PCS, INC.
                                    PAGEMART II, INC.
                                    3333 Lee Parkway
                                    Dallas, Texas 75219
                                    Attn: General Counsel

                           with copies to:

                                    DAVIS POLK & WARDWELL
                                    450 Lexington Avenue
                                    New York, New York 10017
                                    Attn: Stephen H. Case, Esq.



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

                                    and

                                    WINSTEAD SECHREST & MINICK P.C.

                                    1201 Elm Street, Suite 5400
                                    Dallas, Texas 75270
                                    Attn: Michael A. McConnell, Esq.

                                    777 Main Street, Suite 1100
                                    Fort Worth, Texas 76102
                                    Attn: J. Michael Sutherland, Esq.


L. FILING OF ADDITIONAL DOCUMENTS

         On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.




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

                                      XIV.
                                 RECOMMENDATION

         In the opinion of the Debtors, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to the Holders than would otherwise result in a liquidation under Chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims and Interests. ACCORDINGLY, THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN SUPPORT CONFIRMATION OF THE PLAN AND VOTE TO ACCEPT THE PLAN.

Dated: January 31, 2002



                                                  Respectfully Submitted,

                                               WEBLINK WIRELESS, INC.,
                                               PAGEMART PCS, INC. AND
                                               PAGEMART II, INC.



                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


Prepared by:


DAVIS POLK & WARDWELL
Stephen H. Case
David D. Tawil
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

SPECIAL COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION


         and


WINSTEAD SECHREST & MINICK P.C.
Michael A. McConnell
1201 Elm Street, Suite 5400
Dallas, Texas 75270
(214) 745-5400

J. Michael Sutherland
777 Main Street, Suite 1100
Fort Worth, Texas 76102
(817) 420-8200

COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION


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